EXHIBIT 2.3
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                                                                  EXECUTION COPY










                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG


                           BRIDGELINE SOFTWARE, INC.,


                                OBJECTWARE, INC.

                                       AND


                                  EREZ M. KATZ


                                DECEMBER 7, 2006
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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         This Agreement and Plan of Merger (the "AGREEMENT") is made as of this 7th day of December, 2006 by and among Bridgeline Software, Inc., a Delaware corporation, with a principal place of business at 10 Sixth Road, Woburn, Massachusetts 01801 ("BRIDGELINE"), Objectware, Inc. (the "SELLER"), a Georgia corporation, with a principal place of business at 5555 Triangle Parkway, Suite 250, Norcross, Georgia 30092 and Erez M. Katz ( the "SHAREHOLDER").


                                    RECITALS
                                    --------

         WHEREAS, the Shareholder owns 100% of the issued and outstanding shares of the capital stock of Seller (the "SHARES");

         WHEREAS, the Boards of Directors of each of Bridgeline and Seller have, in accordance with the laws of the State of Delaware and the State of Georgia respectively, approved the merger of Seller with and into Bridgeline, pursuant to which all of the Shares will be converted into common stock of Bridgeline, $0.001 par value per share (the "BRIDGELINE COMMON STOCK") and Seller will merge with and into Bridgeline, with Bridgeline being the surviving corporation;

         WHEREAS, it is the intention of the parties that the merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE") and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code; and

         WHEREAS, each of the parties to the Agreement desires to make certain representations, warranties, and agreements in connection with the transaction between the parties and to prescribe various conditions thereto.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

         1.1. THE MERGER. Subject to and upon the terms and conditions of this Agreement, at the effective time of the merger of the Seller with and into Bridgeline, and pursuant to the Delaware General Corporation Law ("DGCL") and the Georgia Business Corporation Code ("GBCC"), the Seller will be merged with and into Bridgeline (the "MERGER") and the separate existence of the Seller shall thereupon cease, in accordance with the applicable provisions of the DGCL and the GBCC. As a result of the Merger, Bridgeline will be the surviving corporation

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and shall survive as a going concern (sometimes referred to herein as the
"SURVIVING COMPANY" or "BRIDGELINE"). The Certificate of Incorporation and By-laws of the Surviving Company shall be those of Bridgeline as they are in existence immediately prior to the Merger. The separate corporate existence of Seller with all its rights, privileges, powers, assets, liabilities, operations, intellectual property, contract rights, employees, and franchises shall be extinguished in the Merger. The name of the Surviving Company shall be "Bridgeline Software, Inc." On the Final Closing Date (as such term is defined below), the parties shall cause a Certificate of Merger, meeting the requirements of Section 251 of the DGCL (the "CERTIFICATE OF MERGER") and Articles of Merger meeting the requirements of Section 14-2-1105 of the GBCC (the "ARTICLES OF MERGER" and together with the Certificate of Merger, the "MERGER DOCUMENTS"), to be promptly executed and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia, respectively. The Merger shall become effective (the "EFFECTIVE TIME") upon the close of business on the date that the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Georgia has been completed or at such other time or date than may otherwise be indicated in the Certificate of Merger and Articles of Merger.


         1.2.     CONVERSION OF SHARES; EXCHANGE PROCEDURES AND BOOT.


                  (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, the Shares outstanding immediately prior to the Effective Time (other than any shares held as treasury stock by the Seller, which shall be cancelled, retired and cease to exist, and for which no payment hereunder shall be made) shall become and be converted into (i) the right to receive such number of shares of Bridgeline Common Stock as is equal to the quotient obtained by dividing $2,700,000 by the Effective Price (as defined below) (the "BRIDGELINE STOCK"); (ii) $2,500,000 in immediately available funds (the "CASH CONSIDERATION" and together with the Bridgeline Stock, the "INITIAL MERGER Consideration"), and (iii) the Earn-Out Consideration (as defined below) (together with the Initial Merger Consideration, the "MERGER CONSIDERATION"). The Initial Merger Consideration shall be subject to adjustment as set forth in
Section 1.2(b). The term "EFFECTIVE PRICE" shall mean the price at which Bridgeline Common Stock is first sold to the public pursuant to the initial underwritten public offering of shares of Bridgeline Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO").

                  (b) If the Seller Net Working Capital (as defined below) is less than $900,000 (the "TARGET Amount"), the aggregate dollar value of the Initial Merger Consideration shall be decreased by the amount by which the Seller Net Working Capital is less than the Target Amount, dollar for dollar. If the Seller Net Working Capital exceeds the Target Amount, the aggregate value of the Initial Merger Consideration shall be increased by the amount by which the Seller Net Working Capital exceeds the Target Amount, dollar for dollar. "SELLER NET WORKING CAPITAL" shall mean, as of the Closing Date, the dollar value of the difference between (x) the sum of accounts receivables of Seller (including an account receivable of over 90 days of approximately $407,000 owed by Neurotic Media LLC to Seller), notes receivables of customers of Seller and cash of Seller in an amount at least equal to $200,000 and (y) accounts payable of Seller and accrued expenses of Seller (excluding deferred revenue and corporate income tax liabilities of Seller currently due and deferred). Any adjustment to the aggregate dollar value of

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the Initial Merger Consideration shall be pro rated between the Bridgeline Stock and Cash Consideration.

                  (c) The Seller and the Shareholder shall cause to be delivered to Bridgeline on the Closing Date the certificates representing all of the Shares of Seller issued and outstanding immediately prior to the Closing, as evidenced by the stock ledger and stock transfer records of the Seller (collectively, the "SELLER CERTIFICATES"), and stock powers separate from the certificates transferring ownership to Bridgeline. Upon surrender of the Seller Certificates for exchange and cancellation to Bridgeline together with the stock powers, the Shareholder shall receive a certificate representing the Bridgeline Stock.

                  (d) No dividend or other distribution payable after the Closing with respect to Bridgeline Stock shall be paid to the holder of any unsurrendered Seller Certificate until the holder thereof surrenders such Seller Certificate, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto.

                  (e) After the Closing, the holder of shares of the capital stock of the Seller shall cease to be, and shall have no rights as, a stockholder of the Seller, other than to receive the Merger Consideration pursuant to the provisions hereof.

                  (f) Notwithstanding the foregoing, neither Bridgeline nor the Seller or any other person shall be liable to any former holder of shares of any capital stock of the Seller for any shares or any dividends or distributions with respect thereto properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) In the event any Seller Certificates shall have been lost, stolen or destroyed, upon receipt of an affidavit of lost stock certificate as to such loss, theft or destruction and to the ownership of such certificate by the person claiming such certificate to be lost, stolen or destroyed, and the receipt by Bridgeline of appropriate indemnification, Bridgeline will cause to be delivered in exchange for such lost, stolen or destroyed certificate the shares of Bridgeline Stock deliverable in respect thereof.

                  (h) If any certificate representing shares of Bridgeline Stock is to be issued in a name other than that in which the Seller Certificates surrendered and exchanged therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company, member firm of a national or regional securities exchange or other eligible guarantor institution), and that the person requesting such exchange shall pay to Bridgeline in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Bridgeline Stock in any name other than that of the registered holder of the Seller certificate representing the Shares surrendered, or required for any other reason, or shall establish to the satisfaction of Bridgeline that such tax has been paid or is not payable.

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         1.3.     EARN-OUT CONSIDERATION.

                  (a) The Shareholder shall be entitled to earn additional consideration (the "EARN-OUT") during the Complete Earn-Out Period (as defined below), in an amount, up to $1,800,000 in the aggregate, payable in cash and Bridgeline Common Stock in accordance with the terms of this Section 1.3 (the "EARN-OUT CONSIDERATION"). Notwithstanding anything in this Agreement to the contrary, (1) the aggregate amount of cash payable to the Shareholder in accordance with this Section 1.3 shall not exceed $1,000,000 and the aggregate number of shares of Bridgeline Common Stock issued to the Shareholder in accordance with this Section 1.3 shall not have a value in excess of $800,000 (based on the Closing Price (as defined below) used to determine the shares of Bridgeline Common Stock issued pursuant to this Section 1.3) and (2) in the event the aggregate number of shares of Bridgeline Common Stock to be issued to the Shareholder in accordance with this Section 1.3 would result in the Shareholder's ownership of more than 19.99% of the total issued and outstanding capital stock of Bridgeline as calculated immediately prior to the Effective Time, then the issuance of that number of shares of Bridgeline Common Stock to the Shareholder pursuant to this Section 1.3 which would result in the Shareholder's ownership of more than 19.99% of the total issued and outstanding capital stock of Bridgeline as calculated immediately prior to the Effective Time (the "Excess Shares"), shall be conditioned on and subject to the approval by the stockholders of Bridgeline of the Merger or, at Bridgeline's option, the amount otherwise payable in shares of Bridgeline Common Stock shall be paid in cash in an amount equal to the Excess Shares multiplied by the Closing Price (as defined below).

                  (b) The followings terms shall have the following meanings for purposes of this Agreement:


                      "ATLANTA BUSINESS UNIT" shall mean the business operations formerly of the Seller based in Atlanta, Georgia and Reston, Virginia, which includes revenues generated from the sale and licensing of software solutions, web application development and hosting services that are developed and delivered by the Atlanta Business Unit.


                      "CLOSING PRICE" shall mean the last reported sales price of Bridgeline Common Stock on the last trading day of the applicable Earn-Out Period (as defined below) or Additional Earn-Out Period (as defined below), as the case may be.


                      "COMPLETE EARN-OUT PERIOD" shall mean the Initial Earn-Out Period and the Secondary Earn-Out Period (as defined below), if any, for a total of up to sixteen (16) full calendar quarters.


                      "EARN-OUT AMOUNT" shall mean the amount to be paid to Shareholder following an Earn-Out Period or Additional Earn-Out Period, as the case may be, as calculated in accordance with this Section 3.1.


                      "INITIAL EARN-OUT PERIOD" shall mean the period beginning on the

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Closing Date (as defined below) and continuing for the twelve (12) calendar quarters immediately following the Closing (each calendar quarter, an "EARN-OUT PERIOD"), with the first Earn-Out Period to include the first full calendar quarter following the Closing Date plus the period between the Closing Date and the first day of such calendar quarter.

                      "POST-MERGER EBITDA" shall mean the sum of (a) net income of the Seller Business (as defined below) earned during an Earn-Out Period or Additional Earn-Out Period, as the case may be, and (b) interest expenses, taxes, depreciation and amortization of the Seller Business during such Earn-Out Period or Additional Earn-Out Period, without any deduction to net income for any corporate overhead allocation (i.e. general and administrative expenses) or corporate marketing allocation from Bridgeline's New England headquarters, as determined in accordance with generally accepted accounting principles consistently applied ("GAAP").

                      "SECONDARY EARN-OUT PERIOD" shall mean the period beginning on the first day of the first full calendar quarter following the Initial Earn-Out Period and continuing for the four (4) calendar quarters immediately following the Initial Earn-Out Period (each such calendar quarter, an "ADDITIONAL EARN-OUT PERIOD").

                      "SELLER BUSINESS" shall mean the business and operations associated exclusively with the operations of the Atlanta Business Unit following the completion of the Merger independent of the remaining business and operations of Bridgeline (excluding any royalties and other rights pursuant to the WebOp Agreement (as defined in Section 9.1(c)).

                  (c) The Earn-Out shall be paid as follows:


                      (i) If the Post-Merger EBITDA of an Earn-Out Period is less than $250,000 but at least equal to $225,000, the Shareholder shall receive
(x) a cash payment equal to $41,666.66 and (y) a number of shares of Bridgeline Common Stock equal to the quotient obtained by dividing $33,333.33 by the Closing Price (the "PARTIAL EARN-OUT AMOUNT").


                      (ii) If the Post-Merger EBITDA of an Earn-Out Period is at least equal to $250,000, the Shareholder shall receive (x) a cash payment equal to $83,333.33 and (y) a number of shares of Bridgeline Common Stock equal to the quotient obtained by dividing $66,666.66 by the Closing Price (the "MAXIMUM EARN-OUT AMOUNT").

                  (d) Within forty-five (45) calendar days after the end of each calendar quarter (i.e., the three (3) months ended March 31, June 30, September 30 and December 31 of each relevant calendar year) or portion thereof that is included within an Earn-Out Period, Bridgeline shall prepare an income statement reflecting the Seller Business calculated in accordance with GAAP for such Earn-Out Period or Additional Earn-Out Period, as the case may be, and a related calculation of Post-Merger EBITDA for such Earn-Out Period or Additional Earn-Out Period, such calculation of Post-Merger EBITDA to reflect as closely as reasonably possible the Post-Merger EBITDA that would have been achieved by the Seller during such Earn-Out Period

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or Additional Earn-Out Period, if the Merger had not occurred (each such income statement and Post-Merger EBITDA calculation are collectively referred to herein as the "INCOME Statement"). Bridgeline shall provide to the Shareholder a preliminary draft of the Income Statement within thirty (30) days after the end of each calendar quarter. For purposes of computing the Post-Merger EBITDA of the Seller Business, the following rules shall apply: (i) there shall be no (A) allocations of any Bridgeline costs, expenses or other financial items charged to the Atlanta Business Unit except to the extent directly incurred by the Seller Business or (B) compensation charge to the Atlanta Business Unit for issuance of stock options (regardless of whether required by GAAP) and (ii) without the prior written consent of the Shareholder (which shall not be unreasonably withheld, conditioned or delayed) there shall be no (A) incurrence by Bridgeline of reimbursable expenditures on behalf of the Atlanta Business Unit, (B) charge-offs against the Atlanta Business Unit (other than charge-offs required by GAAP), or (C) other accounting adjustments with respect to the Seller Business by Bridgeline that adversely affect the Earn-Out or Additional Earn-Out, as the case may be (except as required to be made in accordance with GAAP). Promptly following Bridgeline's determination of such Post-Merger EBITDA for an Earn-Out Period or Additional Earn-Out Period, Bridgeline shall deliver the Income Statement to the Shareholder, which shall include a statement of the total amount owed to the Shareholder, if any, based on the calculation set forth above (each Income Statement and each such accompanying statement of the Earn-Out Amount, if any, are collectively referred to herein as the "EARN-OUT NOTICE").

                  (e) The Shareholder shall have fourteen (14) days from the date of his receipt of an Earn-Out Notice to either (i) accept the calculations and conclusions made in the Earn-Out Notice or (ii) give notice to Bridgeline in writing that the Shareholder intends to dispute the amounts included in the Earn-Out Notice, and such notice shall set forth in reasonable detail the disputed amount and the basis for such dispute. Any such dispute by the Shareholder must be reasonable and made in good faith. If the Shareholder accepts the Earn-Out or Additional Earn-Out computation, Bridgeline shall pay the Earn-Out Amount no later than five (5) days following acceptance of such computation.

                  (f) If, within the 14 day period provided for in Section 1.3(e), the Shareholder either affirmatively notifies Bridgeline that he accepts the calculations and conclusions made in the Earn-Out Notice or does not otherwise give notice to Bridgeline in writing that he intends to dispute the amounts included in the Earn-Out Notice, then within five (5) business days following the expiration of such fourteen day period provided for in Section 1.3(e) or, if earlier, the date of Bridgeline's receipt of such affirmative notice of the Shareholder's acceptance of the calculations and conclusions made in the Earn-Out Notice, Bridgeline shall pay to the Shareholder the Earn-out Amount.

                  (g) (i) If the Shareholder notifies Bridgeline that he intends to dispute the amounts included in the Earn-Out Notice in accordance with
Section 1.3(e)(ii) above, then Bridgeline and the Shareholder shall negotiate in good faith to resolve the dispute. If Bridgeline and the Shareholder are unable to reach a resolution within ten (10) business days after receipt by Bridgeline of the Shareholder's written notice of dispute, then Bridgeline and the Shareholder shall submit the matter to a mutually acceptable independent public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB) (the "INDEPENDENT

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ACCOUNTING FIRM"), which shall, within thirty (30) calendar days after such submission, determine the Earn-Out Amount, if any. The determination of the Earn-Out Amount by the Independent Accounting Firm shall be final, non-appealable and binding on the parties.

                      (ii) In the event that the Independent Accounting Firm determines that the Earn-Out Amount stated by Bridgeline under Section 1.3(d) is accurate and correct in all material respects, then (A) the Shareholder shall pay all costs and expenses charged by the Independent Accounting Firm (the "EARN-OUT IAF FEE") and (B) if an Earn-Out Amount is due under such Earn-Out Notice, within five (5) business days of the parties' receipt of such report by the Independent Accounting Firm, Bridgeline shall pay such Earn-Out Amount to the Shareholder (which payment may be in an amount net of the Earn-Out IAF Fee otherwise due from the Shareholder to the Independent Accounting Firm, if Bridgeline chooses in its sole discretion to pay directly to the Independent Accounting Firm the Earn-Out IAF Fee due from the Shareholder).

                      (iii) In the event that the Independent Accounting Firm determines that Bridgeline's calculations and conclusions made in the Earn-Out Notice are inaccurate or misstated such that the Earn-Out Notice includes no Earn-Out Amount or otherwise references an Earn-Out Amount lower than the accurate Earn-Out Amount, then (A) Bridgeline shall pay the Earn-Out IAF Fee and
(B) within five (5) business days of the parties' receipt of such report by the Independent Accounting Firm, Bridgeline shall pay to the Shareholder the Earn-Out Amount determined by the Independent Accounting Firm.

                  (h) Each of the Earn-Out and Additional Earn-Out is computed on a quarter-by-quarter basis and is not cumulative.

                  (i) In the event that the Shareholder has not earned the Maximum Earn-Out Amount for any individual Earn-Out Period but has earned at least the Partial Earn-Out Amount for such Earn-Out Period (a "DEFICIENT PERIOD"), then the Shareholder shall be entitled to earn additional consideration (the "ADDITIONAL EARN-OUT"), in an amount equal to the Partial Earn-Out Amount in the aggregate with respect to each Deficient Period during the Secondary Earn-Out Period, payable in cash and Bridgeline Common Stock in accordance with the terms of this Section 1.3(i). The Additional Earn-Out shall be paid as follows: to the extent that the Post-Merger EBITDA for each applicable Additional Earn-Out Period is at least equal to $250,000, the Shareholder shall receive the Partial Earn-Out Amount for each applicable Deficient Period.

                  (j) In the event of (1) a sale of all or substantially all of the Seller Business by any means, (2) the consolidation of the Seller Business (including without limitation its operations based in Reston, Virginia) with or into any other existing or future business unit or affiliate of Bridgeline, (3) any other recapitalization or reorganization of Bridgeline or the Seller Business the consequences of which is that the operation of the Seller Business are no longer able to be clearly separated from those of the other businesses or business units of Bridgeline, (4) a material reduction to the number of employees in the Atlanta Business Unit occurring while the Atlanta Business Unit is generating positive operating income, or (5) a material change to the line of business conducted by the Atlanta Business Unit occurring while the Atlanta Business Unit is generating positive operating income, then the provisions of this Section 1.3 shall be

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modified to provide that the Shareholder shall receive the Maximum Earn-Out
Amount for the remaining Earn-Out Periods, as they become otherwise payable.

         1.4. TAX-FREE REORGANIZATION. It is the intention of the parties hereto that the Merger shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. All aspects of the transactions contemplated by this Agreement shall be implemented in a manner consistent with this intent.

         1.5. CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place on the business day immediately preceding the date Bridgeline intends to submit to the Securities and Exchange Commission (the "SEC") a request that the Registration Statement (as defined in Section 10.3) be declared effective (the "CLOSING DATE"); PROVIDED THAT, on or as of such date the conditions set forth in Article IX shall have been satisfied or waived. At the Closing, all documents and other deliverables required to be delivered at the Closing, other than the Initial Merger Consideration (collectively, the "CLOSING DELIVERABLES"), shall be delivered and held in escrow by the Escrow Agent (as defined in the Closing Escrow Agreement), pursuant to the terms of an escrow agreement in a form reasonably satisfactory to Bridgeline, the Seller and the Escrow Agent (the "CLOSING ESCROW AGREEMENT") at which time the provisions of Section 10.3 hereof shall terminate and be of no further force and effect. Not later than five (5) business days after the Registration Statement has been declared effective by the SEC and trading has commenced and within one (1) hour of receipt by Bridgeline of net proceeds of the IPO in an aggregate amount at least equal to $10,000,000, Bridgeline shall
(i) initiate a wire transfer of the cash portion of the Initial Merger Consideration to the Escrow Agent and (ii) shall deliver by overnight mail the stock certificates representing the Bridgeline Stock to the Escrow Agent. Upon receipt by the Escrow Agent of the Initial Merger Consideration, the Escrow Agent shall immediately release the Closing Deliverables from escrow in accordance with the terms of the Escrow Agreement (such date of release by the Escrow Agent, referred to herein as the "FINAL CLOSING Date"). Notwithstanding anything to the contrary contained herein, in the event that the Registration Statement resulting in net proceeds to Bridgeline of at least $10,000,000 is not declared effective by the SEC on or before the ninth business day following the Closing Date, any transactions occurring at the Closing and any deliveries made by Bridgeline, the Seller or the Shareholder, at or in connection with such Closing shall automatically be deemed rescinded and of no further force and effect. Notwithstanding the preceding sentence, in the event that the Registration Statement resulting in net proceeds to Bridgeline of at least $10,000,000 is not declared effective by the SEC on or before the ninth business day following the Closing Date, Bridgeline shall pay Seller a termination fee of $150,000 (plus reasonable expenses of the Seller actually incurred relating to the transactions contemplated by this Agreement).

         1.6. AGREEMENTS REGARDING STOCK OPTIONS. In connection with the Closing, all outstanding options to acquire Seller common stock (the "SELLER OPTIONS") shall be substituted on an equitable basis with options to acquire Bridgeline Common Stock as set forth below. Each holder of Seller Options (individually, a "SELLER OPTIONHOLDER" and collectively, the "SELLER OPTIONHOLDERS") shall receive options to purchase Bridgeline Common Stock at the same ratio of stock valuations used to determine the merger consideration payable by Bridgeline for Seller,

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and at each Seller Optionholder's current vesting schedule of such Seller
Options (exclusive of any acceleration otherwise resulting from the Merger and except for Seller Options granted in 2006 which shall vest according to Bridgeline's standard vesting schedule for employees), all as set forth on
Exhibit 1.6 to this Agreement.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDER
          ------------------------------------------------------------

         In order to induce Bridgeline to enter into this transaction, the Seller and the Shareholder represent and warrant to Bridgeline that, except as set forth in the disclosure schedules of Seller (the "DISCLOSURE SCHEDULES"), the statements made in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as through made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date) and except to the extent such representations and warranties are qualified by knowledge or materiality as provided therein. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this
Article II and the disclosure in any paragraph shall qualify other sections in this Article II to the extent that it is apparent from a reading of such disclosure that it also qualifies or applies to such other sections. Whenever in this Article II the term "to the knowledge of the Seller" is used, it shall mean the knowledge of Erez M. Katz.

         Seller may, from time to time after the date hereof but not later than two Business Days (as defined below) before the Closing, prepare and deliver to Bridgeline an updated version of the Disclosure Schedule. In the event the Closing does not occur, the initial Disclosure Schedule shall constitute the Disclosure Schedule to be used in determining any inaccuracy in, or breach of, any representations or warranties of Seller. In the event the Closing occurs, the final version of the Disclosure Schedule as of the Closing Date shall supersede the initial Disclosure Schedule and shall constitute the definitive Disclosure Schedule for all purposes of this Agreement. "BUSINESS DAY." shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Boston, Massachusetts.

         2.1. ORGANIZATION AND CORPORATE POWER. Seller is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Georgia and has the power and authority to carry on its business as presently conducted. Seller is duly licensed or qualified to do business as a foreign corporation in the District of Columbia and the Commonwealth of Virginia and there is no other jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on the Seller. For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT", when used with respect to any party to this Agreement, means a material adverse effect upon the results of operations, financial condition, assets, liabilities, intellectual property, or business of such entity, taken as a whole.

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         2.2.     AUTHORIZATION. Seller has the right, power and legal capacity and has taken all necessary legal director and shareholder action required for the due and valid authorization, execution, delivery and performance by Seller of this Agreement and any other agreement or instrument executed by Seller in connection herewith (collectively, the "TRANSACTION DOCUMENTS") and the consummation of the transactions contemplated herein or therein. This Agreement is, and to the extent that Seller is a party thereto, each of the Transaction Documents is, a valid and binding obligation of Seller enforceable in accordance with its respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally and to the application of general equitable principles.

         2.3. NO CONFLICTS. Except as set forth on the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby by Seller does not and will not violate, conflict with, result in a breach of or constitute a default under (or which with notice or lapse of time, or both, would constitute a breach of or default under), or result in the creation of any lien, security interest or other encumbrance under (a) any note, agreement, contract, license, instrument, lease or other obligation to which Seller is a party or by which Seller is bound, and for which Seller has not previously obtained a written waiver of such breach or default, which waiver has been delivered to Bridgeline, except where such violation would not have a Material Adverse Effect on Seller, (b) any judgment, order, decree, ruling or injunction known and applicable to Seller, (c) any statute, law, regulation or rule of any governmental agency or authority, or (d) the articles of incorporation, by-laws, organizational documents or equivalent documents of Seller (collectively, the "SELLER CHARTER DOCUMENTS"). This Agreement and the transactions contemplated hereby have been unanimously approved by Seller's Board of Directors and approved by the Shareholder, as required by the Seller Charter Documents, and do not require any further legal action or authorization, and are not and will not be subject to any right of first refusal, put, call or similar right.

         2.4. GOVERNMENT APPROVALS. Except for filing with and acceptance by the Delaware Secretary of State and Georgia Secretary of State of applicable merger certificates, no consent, approval, license, order or authorization of, or registration, qualification, declaration, designation, or filing (each a "Consent") with any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory agency (each a "GOVERNMENTAL ENTITY"), is or will be required on the part of the Seller in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and any other agreements or instruments executed by Seller in connection herewith or therewith, the failure of which would have a Material Adverse Effect on Seller.

         2.5. AUTHORIZED AND OUTSTANDING EQUITY INTERESTS. The Disclosure Schedule sets forth the issued and outstanding capital stock of Seller, all of which is held by the Shareholder and is validly issued and outstanding, and all options and warrants to acquire capital stock of Seller. Such equity interests are all of the issued and outstanding equity interests, actual or contingent, in Seller and are validly issued and free from any restrictions on transfer, except for restrictions imposed by federal or state securities laws. Except as set forth in the Seller Charter Documents, there are no voting agreements, voting trusts, registration rights, rights of first refusal, preemptive rights, buy-sell agreements, co-sale rights, or other restrictions applicable to any capital stock or equity interests in Seller. All of the issued and outstanding capital stock in Seller were issued in transactions complying with or exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES Act") and any applicable state "blue sky" laws. Any equity interests in Seller that consist of contractual or so-called "phantom" equity interests are separately identified on the Disclosure Schedule, and all of such interests have been effectively terminated prior to the Closing without any direct or indirect payment by Seller in respect thereof.

         2.6. SUBSIDIARIES. Seller does not have, and at no time during its existence has it had, any subsidiaries. Except as set forth on the Disclosure Schedule, Seller does not have any investment or other interest in, or any outstanding loan or advance to or from, any person or entity, including, without limitation, any officer, director or shareholder.

         2.7. FINANCIAL INFORMATION. Seller has previously delivered to Bridgeline the unaudited balance sheets of Seller as of September 30, 2004 and September 30, 2005 and the profit and loss statements for the years then ended (collectively, the "ANNUAL SELLER FINANCIAL STATEMENTS"). In addition, Seller has previously delivered to Bridgeline the unaudited balance sheet of Seller at July 31, 2006, and the related statements of earnings and cash flows for the ten months then ended ( the "INTERIM SELLER FINANCIAL STATEMENTS" and together with the Annual Seller Financial Statements, the "SELLER FINANCIAL STATEMENTS"). To the knowledge of the Seller, the Seller Financial Statements present fairly, in all material respects, the financial condition and results of operations of Seller as of and for the relevant periods in accordance with GAAP applied on a basis consistent with prior periods, except that none of such financial statements contain footnotes, and the Interim Seller Financial Statements are subject to normal year-end adjustments, which such adjustments will neither individually nor in the aggregate have a Material Adverse Effect on the Seller. Except as set forth on the Disclosure Schedule, Seller has no liability, contingent or otherwise, which is not adequately reflected in or reserved against in the Seller Financial Statements that could materially and adversely affect the financial condition of Seller. Except as set forth in the Interim Seller Financial Statements or on the Disclosure Schedule, since July 31, 2006 (the "BALANCE SHEET DATE"), (i) there has been no change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of Seller except for changes in the ordinary course of business which, in the aggregate, would not have a Material Adverse Effect on Seller, and (ii) none of the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of Seller have been materially adversely affected by any occurrence or development, in the aggregate, whether or not insured against. Seller is solvent and the Pre-Merger EBITDA (as defined below) of Seller is at least equal to $1,100,000. "PRE-MERGER EBITDA" shall mean net income increased by interest expense, taxes, depreciation and amortization on a cash basis, as adjusted for discretionary and non-recurring items, each as set forth in the Disclosure Schedule. For purposes hereof, Pre-Merger EBITDA shall be calculated based on the twelve-month period immediately preceding the date of this Agreement; provided, however, that Seller shall, prior to the Closing, update the calculation of Pre-Merger EBITDA so that it is based on the twelve-month period immediately preceding the Closing.

         2.8. EVENTS SUBSEQUENT TO THE DATE OF THE FINANCIAL STATEMENTS. Except as set forth on the Disclosure Schedule, or in the Seller Financial Statements, since the Balance Sheet Date, Seller has not, in excess of $10,000 (i) issued any equity interest, (ii) borrowed any amount or incurred or become subject to any material liability (absolute, accrued or contingent), except liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Seller Financial Statements and incurred in the ordinary course of business, (iv) declared or made any payment, other than ordinary payments of compensation in amounts consistent with the historic levels, or distribution to shareholders or purchased or redeemed any Shares or other equity interests, except for the exercise of stock options or similar rights, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable or such liabilities or obligations which would not have a Material Adverse Effect on Seller, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any material debt or claim, except in the ordinary course of business, in an individual amount in excess of $2,500, or $7,500 in the aggregate, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business, in an individual amount in excess of $2,500, or $7,500 in the aggregate, (viii) suffered any material loss of property or knowingly waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation, (x) made any material change in the manner of business or operations of Seller, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         2.9. LITIGATION. Except as otherwise set forth on the Disclosure Schedule, there is no litigation or governmental proceeding or investigation, pending or, to Seller's and the Shareholder's knowledge, threatened, against Seller or affecting any of Seller's properties or assets, or against any director, officer, key employee, present or former shareholder of Seller in his capacity as such, nor to Seller's or the Shareholder's knowledge has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Except as set forth on the Disclosure Schedule, each incident or proceeding described on the Disclosure Schedule is fully covered by insurance except to the extent of applicable insurance deductibles. To Seller's or the Shareholder's knowledge, Seller is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, except for such order, writ, injunction, decree, ruling or decision which would not have a Material Adverse Effect on Seller.

         2.10. COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Except as set forth on the Disclosure Schedule, the Seller is in compliance with the Seller Charter Documents, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which its properties are subject and where non-compliance would not have a Material Adverse Effect on Seller.

         2.11.    TAXES.

                  (a) The term "TAXES" as used in this Agreement means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes. The term "TAX RETURNS" as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns. "TAX Authority" means any governmental authority responsible for the imposition of any Tax.

                  (b) The Seller has timely filed all Tax Returns required to be filed by it and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which the Seller is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by the Seller were complete and correct in all material respects. Except as set forth on the Disclosure Schedule, none of the Tax Returns filed by the Seller or Taxes payable by the Seller have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Seller or the Shareholder, threatened. Except as set forth on the Disclosure Schedule, the Seller is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Seller has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes with respect to the Seller, as of the Closing Date, are set forth in the Seller Financial Statements or in the Disclosure Schedule.

                  (c) To the best of the Seller's and the Shareholder's knowledge, no circumstances exist or have existed which would constitute grounds for assessment against the Seller of any tax liability with respect to any period for which Tax Returns have been filed.

                  (d) The Seller is not a party to any Tax sharing agreement or similar arrangement. The Seller has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller), and the Seller does not have any liability for the Taxes of any Person. "Person" shall mean an individual or entity, including a partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity (or any department, agency, or political subdivision thereof).

                  (e) There are no liens for Taxes upon any of the assets of the Seller, other than for ad valorem Taxes not yet due and payable. The unpaid Taxes of the Seller did not, as of September 30, 2005, exceed by any material amount the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Annual Seller Financial Statements, and will not exceed by any material amount such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns. The Seller has not incurred any liability for Taxes from October 1, 2005 through the Closing Date other than in the ordinary course of business consistent with past practice. The Seller is not obligated to file any Tax Return in any jurisdiction (whether foreign or domestic) other than those jurisdictions in which it currently files Tax Returns.

                  (f) Each Plan (as defined in Section 2.20) that is a non-qualified deferred compensation plan subject to Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 since January 1, 2005 and the Company does not have, and does not expect to have any future, Tax withholding obligation in respect of Section 409A under any Plan.

                  (g) The Company has never elected to be taxed as and has never been taxed as a subchapter S corporation under Section 1361 of the Code.

                  (h) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2) of the Code.

                  (i) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code).

         2.12.    REAL PROPERTY.

                  (a) The Disclosure Schedule sets forth the addresses and uses of all real property that Seller owns, leases or subleases, and any lien or encumbrance on any such owned real property or Seller's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the rental obligations of the lessee thereunder.


                  (b) There are no defaults by Seller under any existing leases, subleases or other contractual obligations pertaining to real property that Seller owns, leases or subleases, and to the best knowledge of Seller, by any other party, which might curtail in any material respect the present use of Seller's property listed on the Disclosure Schedule.


         2.13. PERSONAL PROPERTY & CAPITAL EQUIPMENT. The Disclosure Schedule sets forth a full and complete list of all personal property, including capital equipment, owned or leased by Seller. Except as set forth on the Disclosure Schedule, and except for property sold or otherwise disposed of in the ordinary course of business, Seller has good and marketable title, free and clear of any lien, charge, restriction or encumbrance, to all of such personal property. All material items of such personal property used in the operation of the business of Seller are in good operating condition, normal wear and tear accepted.

         2.14.    INTELLECTUAL PROPERTY.

                  (a) The "SELLER INTELLECTUAL PROPERTY" consists of all trade secrets, copyrights, patents, trademarks, service marks, trade dress, all registrations and applications with respect thereto and all licenses or rights under the same, that are owned or used by the Seller and are necessary or incidental to the operation of the business, including without limitation, any of the foregoing embodied or contained in any of the following: net lists; domain names and URLs and textual information contained in web sites; schematics; processes; customer and supplier lists; know-how and show-how; computer software programs, source code and object code; complete system build software; development and test tools, documentation, specifications, programmer and user manuals used by the Seller to install, operate, maintain, correct, test, repair enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package software; all license and other rights in any third-party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property; all documents, records and electronic files relating to the design, end user documentation, manufacturing, quality control, sales, marketing, or customer support; and all Seller Products & Services (as defined below). "SELLER PRODUCTS & SERVICES" means all products of the Seller currently being licensed or sold or that are currently being developed, including all hardware products and tools, software products and tools, and services that are currently licensed, offered or under development by the Seller. The Seller Intellectual Property and Seller Products & Services do not include any intellectual property, products or services that are purchased or licensed from third parties and are otherwise listed on the Disclosure Schedules as "Third Party Intellectual Property."

         As used in this Agreement "software" means any and all current and prior and currently under development versions and releases, and predecessors of the software and computer programs and applications of the Seller to the extent related to the business as currently being conducted or as currently required or as reasonably can be anticipated to be conducted in the future, including all such software and computer programs in machine readable source code forms and in machine executable object code forms and all related specifications (including all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters), any data used by or related to software, work in progress relating to corrections, modifications, revisions, upgrades, translations or enhancements, all Seller and third party development and test tools used to develop or test the software, third party application program interfaces to the software written by them and all methods of implementation and packaging, together with all associated know-how and show-how and all related Documentation. As used in this Agreement, "DOCUMENTATION" means all documentation, specifications, manuals and other materials relating to the software, including programmer and user manuals which are used by the Seller to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package such software.

                  (b) The Disclosure Schedule lists: (i) all patents, copyright registrations, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, which are included in the Seller Intellectual Property and owned or licensed by or on behalf of the Seller and are necessary to its business (except for standard off-the-shelf software such as Microsoft Office);
(ii) all Seller Products & Services; and (iii) all licenses, sublicenses and other agreements to which the Seller is a party and pursuant to which the Seller or any other person is authorized to use the Seller Intellectual Property and Third Party Intellectual Property or exercise any other right with regard thereto. The Seller has delivered to Bridgeline true and complete copies of the agreements described in (iii) hereof.

                  (c) The Seller Intellectual Property consists solely of items and rights which are either: (i) owned by the Seller; (ii) in the public domain; or (iii) rightfully used and authorized for use by the Seller and its successors pursuant to a valid license. The Seller has all rights in the Seller Intellectual Property and Third Party Intellectual Property necessary to commercially exploit the same in connection with the Seller's current and planned or scheduled (whether for release or development) activities in all geographic locations and fields of use in which the Seller currently operates or is scheduled to operate, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software created by the Seller is as described in the Documentation and performs in all material respects in accordance with the specifications included in the Documentation (subject to software errors or bugs which do not interfere in any material respect with the operation of the software). The Seller has taken all reasonable measures to protect the proprietary nature of each item of Seller Intellectual Property. No other person or entity has any rights to any of the Seller Intellectual Property (except pursuant to agreements or licenses specified on the Disclosure Schedule), and to the knowledge of Seller, no other person or entity is infringing, violating or misappropriating any of the Seller Intellectual Property. The Seller owns or has the right to use all Intellectual Property necessary (i) to use, market, distribute and provide, as the case may be, the Seller Products & Services, or (ii) to operate the Seller's internal systems that are material to the business or operations of the Seller, including, without limitation, computer hardware systems, software applications and embedded systems (the "SELLER INTERNAL SYSTEMS"). Each item of Seller Intellectual Property and Third Party Intellectual Property (to the extent the standard form of license agreement for such Third Party Intellectual Property permits) will be owned or available for use by Bridgeline immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing, except for any changes that do not, either individually or in the aggregate, have a Material Adverse Effect on Seller. Except as set forth in Schedule 2.14(c), Seller has a fully-paid license to all Third Party Intellectual Property including without limitation, all Third Party Intellectual Property incorporated in Seller Products & Services ("Incorporated Intellectual Property"). Solely to the extent permitted in the standard form of license agreement pursuant to which Seller has obtained licenses to Third Party Intellectual Property, Seller has the right to sublicense and distribute such Incorporated Intellectual Property, without additional cost to Seller or its customers. Except as set forth on the Disclosure Schedule, the Seller's software and the Seller Internal Systems are free from significant defects or programming errors which interfere with the operation and use of the software and Seller Internal Systems and conform in all material respects to the written documentation and specifications therefor.

                  (d) The Seller is not, nor as a result of the execution or delivery of this Agreement, the other Transaction Documents and all other agreements contemplated hereby, or performance of the Seller's obligations hereunder, will the Seller be, in violation of any license, sublicense or other agreement to which the Seller is a party. The Disclosure Schedule lists all contracts or agreements under which the Seller is obligated to provide any consideration (whether financial or otherwise) to any third party, or under which any third party otherwise would be entitled to any consideration, with respect to any exercise of rights by the Seller or Bridgeline in the Seller Intellectual Property. The Disclosure Schedule identifies each item of Seller Intellectual Property that is owned by a party other than the Seller, and the license or agreement pursuant to which the Seller uses it (excluding off-the-shelf software programs licensed by the Seller pursuant to "shrink wrap" or "click wrap" licenses, such exclusion only extending to programs used by the Seller solely for non-revenue generating administrative functions).

                  (e) Except as set forth on the Disclosure Schedule, the use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights by the Seller with respect to any of the Seller Products & Services does not infringe any intellectual property right, right of privacy, or right in personal data of any person or entity. No claims (i) challenging the validity, effectiveness or ownership by the Seller of any of the Seller Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights by the Seller with respect to any of the Seller Products and Services infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted to the Seller or, to the knowledge of the Seller or the Shareholder, are threatened by any person, nor to the knowledge of the Seller or the Shareholder, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the Disclosure Schedule and all registered copyrights held by the Seller are valid, enforceable and subsisting. To the knowledge of the Seller and the Shareholder, there are no pending or unissued patent rights which infringe upon or impair the Seller Intellectual Property. To the knowledge of the Seller and the Shareholder, there is no unauthorized use, infringement or misappropriation of any of the Seller Intellectual Property by any third party, employee or former employee.

                  (f) The Seller has not disclosed the source code for any of the software owned by the Seller or other confidential information constituting, embodied in or pertaining to the software to any person or entity, except pursuant to the agreements listed on the Disclosure Schedule, and the Seller has taken reasonable measures to prevent disclosure of such source code. No parties other than the Seller possess any current or contingent rights to any source code that is part of the Seller Intellectual Property.

                  (g) Except as set forth on the Disclosure Schedule, all of the copyrightable materials (including software) incorporated in or bundled with the Seller's Products & Services have been created by employees of the Seller within the scope of their employment by the Seller or by independent contractors of the Seller who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Seller. No portion of such copyrightable materials was jointly developed with any third party. The Disclosure Schedule lists all parties who have created any portion of, or otherwise have any rights in or to, the Seller

Intellectual Property, other than employees of the Seller who have no rights in or to any Seller Intellectual Property. Except as set forth on the Disclosure Schedule, the Seller has secured from all parties who have created any portion of, or otherwise have any rights in or to, the Seller Intellectual Property valid and enforceable written assignments of any such work or other rights to Seller and has provided true and complete copies of such assignments to Bridgeline.

                  (h) The Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Seller has licensed, distributed or otherwise granted any rights to any third party with respect to any Seller Intellectual Property. The Disclosure Schedule includes a true and complete list of support and maintenance agreements relating to Seller Intellectual Property including the identity of the parties entitled to receive such service or maintenance, and the term of such agreements. Except as set forth in the Disclosure Schedule, the Seller has licensed, distributed or otherwise granted rights to third parties with respect to Seller Intellectual Property pursuant to consulting services agreements and hosting agreements, copies of which have been made available to Bridgeline for review.

                  (i) Except as set forth on the Disclosure Schedule, the Seller has obtained written agreements from all employees and third parties with whom Seller has shared confidential proprietary information (i) of the Seller, or
(ii) received from others which the Seller is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. The Seller has delivered or given access to all copies of such written agreements, as executed, to Bridgeline. None of the present or former employees, officers or directors of the Seller owns directly or indirectly, in whole or in part, any Seller Intellectual Property or application therefor.

                  (j) To the knowledge of the Seller and the Shareholder, none of the Seller Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. The Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Seller alleging any such infringement, violation or misappropriation, and the Seller has provided to Bridgeline complete and accurate copies of all written documentation in the possession of the Seller relating to any such complaint, claim, notice or threat. The Seller has provided to Bridgeline complete and accurate copies of all written documentation in the Seller's possession relating to claims or disputes known to the Seller concerning any Seller Intellectual Property.

         2.15. AGREEMENTS OF DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS. Except as set forth on the Disclosure Schedule, to Seller's and the Shareholder's knowledge, no current or former officer or employee of or consultant to Seller is in violation of any term of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the conduct of any such current or former shareholder, officer, employee, or consultant or otherwise relating to the use of trade secrets or proprietary information of others by any such person. The Disclosure Schedule sets forth the name and address of each person currently serving as an officer or a director of Seller, and each person listed on the Disclosure Schedule was duly elected and is presently serving as such officer or director. Set forth on the Disclosure

Schedule is a list of all current officers, directors, employees, and consultants of Seller. Each current and former officer, employee and consultant of the Seller has executed a non-disclosure and non-competition agreement with Seller in the form provided to Bridgeline. Except as disclosed on the Disclosure Schedule, since October 1, 2005, Seller has not paid or become committed to pay any bonus or similar additional compensation to any officer, director or employee of Seller.

         2.16. GOVERNMENTAL LICENSES. Seller has all the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for Seller to conduct its business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to Seller's knowledge, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be Materially Adversely Affected by the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

         2.17. LIST OF MATERIAL CONTRACTS AND COMMITMENTS. The Disclosure Schedule sets forth a complete and accurate list of all material contracts to which Seller is a party or by or to which any of its assets or properties is bound or subject. As used on the Disclosure Schedule, the phrase "SELLER MATERIAL CONTRACT" means and includes every material agreement or material understanding of any kind, written or oral, which is legally enforceable by or against Seller, and specifically includes without limitation (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, company, joint venture or any other entity in which any such person or entity has an interest; (b) agreements with any labor union or association representing any Seller employee; (c) contracts and other agreements for the provision of services other than by employees of Seller which entail a reasonably foreseeable financial consequence to any contracting party of at least $15,000; (d) bonds or other security agreements provided by any party in connection with the business of Seller; (e) contracts and other agreements for the sale of any of the assets or properties of Seller other than in the ordinary course of business or for the grant to any person or entity of any preferential rights to purchase any of said assets or properties; (f) joint venture agreements relating to the assets, properties or business of Seller or by or to which any of its assets or properties are bound or subject; (g) contracts or other agreements under which Seller agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to any indebtedness of Seller; or (i) any other contract or other agreement whether or not made in the ordinary course of business and involving a reasonably foreseeable financial consequence to any contracting party of at least $15,000. Seller has delivered to Bridgeline true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Except as set forth on the Disclosure Schedule, each of the contracts listed on the Disclosure Schedule is in full force and effect. Seller is not in breach of any of the material provisions of any such Seller Material Contract, nor, to the best knowledge of Seller and the Shareholder, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default of a material provision thereunder, except for any such breach or default that individually and in the aggregate would not have a Material Adverse Effect on Seller. Seller has performed in all material respects all obligations required to be performed by it under each such contract as of the Closing.

         2.18. ACCOUNTS RECEIVABLE. The Disclosure Schedule sets forth a full and complete list of Seller's accounts receivable and accounts receivable reserve as of close of business on a date within two (2) business days of the date of this Agreement. Except as set forth on the Disclosure Schedule, all accounts and notes receivable reflected on the Seller Financial Statements, and all accounts and notes receivable arising subsequent to the date of such balance sheets, have arisen in the ordinary course of business and represent valid obligations owing to Seller. Except as set forth on the Disclosure Schedule, to the best knowledge of Seller and the Shareholder, none of Seller's receivables are subject to any claim of offset, recoupment, setoff or counterclaim and neither Seller nor the Shareholder has knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables is contingent upon the performance by Seller of any obligation or contract other than normal warranty repair and replacement. No person has any lien on any such receivables and no agreement for deduction or discount has been made with respect to any such receivables.

         2.19. INSURANCE COVERAGE. The Disclosure Schedule hereto contains an accurate summary of the insurance policies currently maintained by Seller. Except as described on the Disclosure Schedule, there are currently no claims pending against Seller pursuant to any insurance policy currently in effect and covering the property, the business or the employees of Seller.

         2.20. EMPLOYEE MATTERS. Except as set forth on the Disclosure Schedule, neither the Seller nor any person that together with the Seller would be treated as a single employer (an "ERISA AFFILIATE") under Section 414 of the Code has established or maintains or is obligated to contribute to (a) any bonus, severance, stock option, or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (written or oral), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans (individually, a "PLAN" and collectively, the "PLANS") have been operated and administered in all material respects in accordance with their terms, as applicable, with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No act or failure to act by the Seller has resulted in, nor does the Seller have knowledge of a non-exempt "prohibited transaction" (as defined in ERISA) with respect to the Plans. Neither the Seller nor any ERISA Affiliate maintains or has ever maintained or contributed to any Plan subject to Title IV of ERISA. With respect to the employees and former employees of the Seller, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. The Seller has funded, or made adequate reserves for, the full amounts of the employer contributions that are required under the terms of said plan to be paid by the Seller with respect to the year ended December 31, 2005 and the period from and including October 1, 2005 through and including the Closing Date.

         2.21.    CUSTOMERS. Except as set forth on the Disclosure Schedule:

                  (a) The relationships of Seller with its significant customers are good commercial working relationships and no significant customer of Seller has canceled or otherwise terminated, or to Seller's or the Shareholder's knowledge, threatened to cancel or otherwise to terminate its relationship with Seller, or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its usage or purchase of the Seller Products & Services except for normal cyclical changes related to customers' businesses and except for changes which have not had a Material Adverse Effect on Seller.

                  (b) No current supplier or customer has notified Seller that it intends to cancel or otherwise substantially modify its relationship with Seller or to decrease materially or limit its services, supplies or materials to Seller, or its usage or purchase of the services of Seller, and, to the best knowledge of Seller and the Shareholder, the consummation of the transactions contemplated hereby will not materially adversely affect the relationship of Bridgeline with any such supplier or customer.

         2.22. NO BROKERS OR FINDERS. Except as set forth on the Disclosure Schedule, no person or entity has or will have, as a result of the actions of Seller or the Shareholder, any right, interest or claim against or upon Seller or the Shareholder for any commission, fee or other compensation as a finder or broker arising from the transactions contemplated by this Agreement.

         2.23. TRANSACTIONS WITH INSIDERS. Except as set forth on the Disclosure Schedule, there are no currently outstanding loans, leases or other contracts between Seller and any officer or director of Seller, or any person or entity owning five percent (5%) or more of the total number of Shares, or any respective family member or affiliate of any such officer, director or shareholder.

         2.24. GUARANTEES. Except as set forth on the Disclosure Schedule, Seller has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person or entity, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         2.25. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Except as set forth on the Disclosure Schedule, Seller has no account or safe deposit box in any bank and no person or entity has any power, whether singly or jointly, to sign any checks on behalf of Seller, to withdraw any money or other property from any bank, brokerage or other account of Seller, or to act pursuant to any power of attorney granted by Seller at any time for any purpose.

         2.26. BOOKS AND RECORDS. The books and records of Seller made available to Bridgeline for inspection include copies of the by-laws and other governing documents as currently in effect and accurately record therein in all material respects all actions, proceedings, consents and meetings of the Board and shareholders of Seller and any committees thereof.

         2.27. PRIVACY AND DATA COLLECTION. The Seller has at all times complied in all material respects with all laws and regulations relating or applicable to privacy, publicity, data protection, collection, storage, transfer, release and use of personal information and user information gathered or accessed in the course of the business and operations of the Seller. The Seller has at all times complied in all material respects with all rules, policies and procedures established by the Seller from time to time with respect to privacy, publicity, data protection, collection, storage, transfer and use of personal information and user information gathered or accessed in the course of the business and operations of the Seller (collectively, the "SELLER PRIVACY POLICIES"), noncompliance with which would result in a Material Adverse Effect on Seller. No claims have been asserted or, to the knowledge of the Seller and the Shareholder, threatened against the Seller by any Person or governmental entity alleging a violation of such Person's, or any other Person's, privacy, publicity, personal or confidentiality rights under any such laws, or a breach or other violation of any of the Seller Privacy Policies, where such violation would have a Material Adverse Effect on Seller. The Seller has taken commercially reasonable measures (including but not limited to, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that personal and consumer information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. To the knowledge of the Seller and the Shareholder, there has been no unauthorized access to, use, modification, disclosure or other misuse of such information. Neither the execution, delivery nor performance of this Agreement or the consummation of the transactions contemplated hereby shall result in any breach or violation of the Seller Privacy Policies or violate any Law with respect to such data or information.

         2.28 FOREIGN CORRUPT PRACTICES ACT. The Seller has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. There is not now, and there has never been, any employment by the Seller of, or record ownership in the Seller by, any governmental or political official in any country in the world.

         2.29 DISCLOSURE. Neither the representations or warranties made by the Seller in this Agreement, nor the Seller Disclosure Schedule or any other certificate executed and delivered by the Company pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                  ARTICLE III

              REPRESENTATIONS, COVENANTS AND RIGHTS OF SHAREHOLDER
              ----------------------------------------------------

         In order to induce Bridgeline to enter into this transaction, the Shareholder represents and warrants to Bridgeline that, except as set forth in the disclosure schedules of the Shareholder (the "SHAREHOLDER DISCLOSURE SCHEDULES"), the statements made in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as through made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date) and except to the extent such representations and warranties are qualified by knowledge or materiality as provided therein. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article III and the disclosure in any paragraph shall qualify other sections in this Article III to the extent that it is apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

         The Shareholder may, from time to time after the date hereof but not later than two Business Days before the Closing, prepare and deliver to Bridgeline an updated version of the Shareholder Disclosure Schedule. In the event the Closing does not occur, the initial Shareholder Disclosure Schedule shall constitute the Shareholder Disclosure Schedule to be used in determining any inaccuracy in, or breach of, any representations or warranties of Seller. In the event the Closing occurs, the final version of the Shareholder Disclosure Schedule as of the Closing Date shall supersede the initial Shareholder Disclosure Schedule and shall constitute the definitive Shareholder Disclosure Schedule for all purposes of this Agreement.

         3.1. OWNERSHIP OF SHARES. The Shareholder has valid title to and owns beneficially and of record all of the Shares set forth opposite his name on
Schedule 3.1 to the Shareholder Disclosure Schedule, and has good and marketable title to such Shares, free and clear of any and all transfer restrictions (other than those imposed by relevant securities laws), options, liens, claims, pledges, voting trusts and agreements, security interests, charges and other restrictions or encumbrances of any kind or nature. The Shareholder has the absolute and unconditional right, power, authority and capacity to execute and perform this Agreement and any of the Transaction Documents to which he is a party and to consummate the transactions contemplated hereby. Except as set forth on the Shareholder Disclosure Schedule, the Shareholder has not granted any option or other commitment or is not otherwise a party to or bound by any agreement obligating such Shareholder to sell, pledge or otherwise grant any interest in the Shares to any person or entity.

         3.2. AUTHORIZATION. The Transaction Documents shall include all documents executed and delivered at the Closing to which the Shareholder is a party. This Agreement and each of the Transaction Documents to which the Shareholder is a party have been duly executed and delivered by the Shareholder and constitute the valid and binding obligations of the Shareholder enforceable against the Shareholder in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally and to the application of general equitable principles.

         3.3. NO CONFLICTS. Except as set forth on the Shareholder Disclosure Schedule, the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Shareholder do not and will not violate, conflict with, result in a breach of or constitute a default under (or which with notice or lapse of time, or both, would constitute a breach of or default under), or result in the creation of any lien, security interest or other encumbrance under (a) any note, agreement, contract, license, instrument, lease or other obligation to which the Shareholder is a party or by which the Shareholder is bound, and for which the Shareholder has not previously obtained a written waiver of such breach or default, which waiver has been delivered to Bridgeline, except where such violation would not have a Material Adverse Effect on the Shareholder, (b) any judgment, order, decree, ruling or injunction known and applicable to the Shareholder, or (c) any statute, law, regulation or rule of any governmental agency or authority.

         3.4.     SHAREHOLDER INVESTMENT REPRESENTATIONS.

         NOTWITHSTANDING THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS
SECTION 3.4 WHICH ARE INTENDED TO COMPLY WITH THE REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS, FOR PURPOSES OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE INDEMNITY OBLIGATIONS OF BRIDGELINE SET FORTH HEREIN, BRIDGELINE ACKNOWLEDGES AND AGREES THAT (1) THE SHAREHOLDER IS RELYING ON THE REPRESENTATIONS AND WARRANTIES OF BRIDGELINE SET FORTH IN THIS AGREEMENT, (2) SUCH REPRESENTATIONS AND WARRANTIES OF BRIDGELINE ARE A MATERIAL INDUCEMENT TO THE SHAREHOLDER TO ENTER INTO THIS AGREEMENT AND TO EFFECTUATE THE TRANSACTIONS CONTEMPLATED HEREIN AND (3) THE REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER IN THIS SECTION 3.4 SHALL NOT LIMIT OR OTHERWISE ABROGATE IN ANY RESPECT THE REPRESENTATIONS AND WARRANTIES OF BRIDGELINE IN THIS AGREEMENT.

         The Shareholder represents individually that his present intention is to acquire the shares of Bridgeline Common Stock to be issued in connection with this Agreement for his own account and that such Bridgeline Common Stock is being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof. The Shareholder represents that he has had an opportunity to ask questions of and receive answers from the authorized representatives of Bridgeline and to review any relevant documents and records concerning the business of Bridgeline and the terms and conditions of this investment and that any such questions have been answered to the Shareholder's satisfaction. The Shareholder acknowledges that it has been called to his attention that this investment involves a high degree of risk and that Bridgeline and has a limited operating history. The Shareholder acknowledges that he can bear the economic risks of his investment in the Bridgeline Common Stock and that he has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of this investment in the Bridgeline Common Stock and protecting his own interests in connection with this investment. Except as set forth on the Disclosure Schedule attached hereto, the Shareholder hereby represents and warrants to Bridgeline that he is an "accredited investor" as such term is defined under Section 501(a) of Regulation D promulgated under the Securities Act. The Shareholder understands that the Bridgeline Common Stock to be issued in connection with the transactions contemplated hereby has not been registered under the Securities Act and that such shares must be held indefinitely unless a subsequent disposition thereof is permitted under the Securities Act or is exempt from such registration. The Shareholder further represents that he understands and agrees that until transferred as herein provided, or transferred pursuant to the provisions of Rule 144 of the Securities Act, all certificates evidencing the Bridgeline Common Stock to be issued in connection with the Closing, whether upon initial issuance or upon transfer thereof, shall bear a legend (and

Bridgeline will make a notation on its transfer books to such effect) prominently stamped or printed thereon reading substantially as follows:


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


         3.5. AGREEMENTS REQUIRED IN A PUBLIC OFFERING. The Shareholder agrees that upon request by any underwriter managing a public offering of shares of Bridgeline Common Stock, such Shareholder will agree to any lockup for a period of up to one year from the Closing Date or other provisions affecting the transferability of the shares of Bridgeline Common Stock owned by the Shareholder in the form executed by the executive officers of Bridgeline, and will provide such underwriter and its counsel with such information with respect to the Shareholder as is reasonably required to carry out such public offering.

         3.6.     RESTRICTIVE UNDERTAKINGS.

                  (a) NONCOMPETITION COVENANT. The restrictive covenants set forth in this Section 3.6 are a material inducement for Bridgeline to enter into this Agreement. For good and valuable consideration provided pursuant to this Agreement, the receipt and sufficiency of which is hereby acknowledged, the Shareholder agrees that, during the Restrictive Period (as hereinafter defined), he shall not, directly or indirectly, (i) invest (except for the ownership of less than 3% of the capital stock of a publicly held company), or hold a directorship or other position of authority in any of Bridgeline's Direct Competitors ("DIRECT COMPETITORS" defined as: any person or entity, or a department or division of an entity, whereby more than 25% of the person's or entity's total revenues are derived from Competitive Services ("COMPETITIVE SERVICES" being defined as design and development for third parties of:
Internet, Intranet and Extranet web applications, content management or document management software, flash or rich media development, usability engineering, e-commerce and e-learning applications, search engine optimization solutions and Web hosting and managed services), (ii) undertake preparation of or planning for an organization or offering of Competitive Services, (iii) combine or collaborate with other employees or representatives of Bridgeline or any third party for the purpose of organizing, engaging in, or offering Competitive Services, or (iv) be employed by, serve as a consultant to or otherwise provide services to (whether as principal, partner, shareholder, member, officer, director, stockholder, agent, joint venturer, creditor, investor or in any other capacity), or participate in the management of a Direct Competitor or participate in any other business that Bridgeline may be engaged or has fixed, written plans to undertake at the date of the termination of the Restrictive Period.

                  (b) NONSOLICITATION OF CUSTOMERS. The Shareholder agrees that, during the Restrictive Period, he shall not directly or indirectly, either for himself or for any other person, corporation, partnership, limited liability company or any other business entity, service or supervise or assist the servicing or supervision of, divert or take away or attempt to divert or take away, or directly or indirectly call on or solicit or attempt to call on or solicit any of the Clients (as hereinafter defined) of Bridgeline, or communicate, advise or consult with, write or respond to, or inform any such Client for the purpose of soliciting, selling or recommending Competitive Services, or otherwise attempt to induce any such Client to terminate, modify or reduce such Client's relationship with Bridgeline.

                  (c) NONSOLICITATION OF EMPLOYEES. The Shareholder agrees that, during the Restrictive Period, he shall not directly or indirectly without the consent of Bridgeline contact, recruit, solicit, induce or employ, or attempt to contact, recruit, solicit, induce or employ, any employee, consultant, agent, director or officer of Bridgeline to terminate his employment with or otherwise cease any relationship with, Bridgeline.

                  (d) RESTRICTIVE PERIOD. For purposes of this Section, the term Bridgeline shall include Bridgeline and any of its subsidiaries, divisions or business units. For purposes of this Section, the term "Restrictive Period" shall mean the period commencing on the Closing Date and ending on the later of:
(i) three-year anniversary thereof, or (ii) twelve (12) months following the termination of the Shareholder's employment relationship with Bridgeline. For the purposes of this Section, "Client" shall mean any person or entity to which Bridgeline has provided services to or made Proposals to at any time within the twelve (12) months preceding this Agreement or thereafter. "Proposal" shall mean any Client-specific, BONA FIDE proposal for services that included a description of services, time line and proposed fees for the project.

                  (e) GEOGRAPHIC RESTRICTIONS REASONABLE. The Shareholder expressly declares that the territorial and time limitations contained in this Section are entirely reasonable and are properly and necessarily required for the adequate protection of the business, operations, trade secrets and goodwill of Bridgeline and are given as an integral part of the merger, but for which Bridgeline would not have entered into this Agreement. It is the desire and intent of the Shareholder and Bridgeline that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section, including but not limited to, any territorial or time limitations set forth in this Section, shall be adjudicated to be invalid or unenforceable by a court of competent jurisdiction, whether due to passage of time, change of circumstances or otherwise, the provisions of this Section shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, or to reduce said territorial or time limitations to such areas or periods of time as said court shall deem reasonable, such deletion or reduction to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

                  (f) RIGHTS CUMULATIVE. The non-competition and non-solicitation provisions contained herein are in addition to, and not in limitation of, any rights that Bridgeline may have under any other contract, law or otherwise, including but not limit to, the Employment Agreements between Bridgeline and the Shareholder. The Shareholder acknowledges that the remedy at law for any breach of this Section may be inadequate. The Shareholder agrees that upon any such breach of this Section, Bridgeline or shall, in addition to all other available remedies (including but not limited to, seeking an injunction or other equitable relief), be entitled to injunctive relief without having to prove the inadequacy of the remedies available at law and without being required to post bond or other security.

                  (g) COMPUTATION OF RESTRICTIVE PERIOD. All time periods in this Section shall be computed by excluding from such computation any time during which a Shareholder is in violation of any provision of this Section and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) in which action Bridgeline seeks to enforce the agreements and covenants in this Section or in which any person or entity contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement which is determined adversely against the Shareholder or such other party.

         3.7. FOREIGN CORRUPT PRACTICES ACT. The Shareholder has not taken any action which would cause the Shareholder to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. There is not now, and there has never been, any employment by the Shareholder of any governmental or political official in any country in the world

         3.8. DISCLOSURE. Neither the representations or warranties made by the Shareholder in this Agreement, nor the Shareholder Disclosure Schedule or any other certificate executed and delivered by the Shareholder pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BRIDGELINE
                  --------------------------------------------

         In order to induce Seller and the Shareholder to enter into this transaction, Bridgeline represents and warrants to Seller and the Shareholder that, except as set forth in the disclosure schedules of Bridgeline (the "BRIDGELINE DISCLOSURE SCHEDULES"), the statements made in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as through made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date) and except to the extent such representations and warranties are qualified by knowledge or materiality as provided therein. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article IV and the disclosure in any paragraph shall qualify other sections in this Article IV to the extent that it is apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

         Bridgeline may, from time to time after the date hereof but not later than two Business Days before the Closing, prepare and deliver to Seller and the Shareholder an updated version of the Bridgeline Disclosure Schedule. In the event the Closing does not occur, the initial Bridgeline Disclosure Schedule shall constitute the Bridgeline Disclosure Schedule to be used in determining any inaccuracy in, or breach of, any representations or warranties of Bridgeline. In the event the Closing occurs, the final version of the Bridgeline Disclosure Schedule as of the Closing Date shall supersede the initial Bridgeline Disclosure Schedule and shall constitute the definitive Bridgeline Disclosure Schedule for all purposes of this Agreement.

         4.1. ORGANIZATION AND QUALIFICATION. Bridgeline is a corporation duly organized, validly existing and in corporate good standing in the State of Delaware and has the power and authority to carry on its business as presently conducted. Bridgeline is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified will not have a Material Adverse Effect on Bridgeline. Each subsidiary of Bridgeline is a corporation duly organized, validly existing and in corporate good standing under the laws of its jurisdiction of incorporation.

         4.2. AUTHORITY. This Agreement, and to the extent Bridgeline is a party to the Transaction Documents, each of the Transaction Documents, has been duly authorized, executed and delivered by Bridgeline and constitutes a legal, valid and binding obligation of Bridgeline, enforceable against it in accordance with its terms except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally and to the application of general equitable principles. Bridgeline has the right, power and authority to enter into this Agreement and to carry out the terms and provisions of this Agreement, and to enter into and carry out the terms of all agreements and instruments required to be delivered by Bridgeline by the terms of this Agreement, without obtaining the consent of any third parties or authorities. This Agreement and the transactions contemplated hereby have been unanimously approved by the Board of Directors of Bridgeline and no additional corporate action or authorization is required by Bridgeline in connection with the consummation of the transactions contemplated by this Agreement.

         4.3. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby by Bridgeline, and compliance with the provisions hereof, do not and will not: (a) violate, conflict with or result in a breach of any provision or constitute a default under (i) the Certificate of Incorporation or By-laws of Bridgeline (the "BRIDGELINE CHARTER DOCUMENTS"), or (ii) any contract or agreement to which Bridgeline is a party or to which the assets or business of Bridgeline may be subject, except where such violation would not have a Material Adverse Effect on Bridgeline; or (b) violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the assets, properties or business of Bridgeline, except where such violation would not have a Material Adverse Effect on Bridgeline.

         4.4. GOVERNMENT APPROVALS. Except as set forth in the Bridgeline Disclosure Schedules and except for filing with and acceptance by the Delaware Secretary of State and Georgia Secretary of State of applicable merger certificates and filings pursuant to Regulation D of the Securities Act and the effectiveness of the SB-2 registration statement filed with the Securities and Exchange Commission under the Securities Act, no Consent with any Governmental Entity, is or will be required on the part of the Bridgline in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and any other agreements or instruments executed by Bridgeline in connection herewith or therewith, the failure of which would have a Material Adverse Effect on Bridgeline.

         4.5. AUTHORIZED AND OUTSTANDING STOCK. As of the date of this Agreement, the authorized capital stock of Bridgeline consists of 15,000,000 shares of Common Stock, of which 4,273,833 shares are validly issued and outstanding. A true and correct capitalization table of Bridgeline as of the date of this Agreement, setting forth the name of each owner of Bridgeline Common Stock, number of shares and percentage owned, and all holders of options, warrants or other securities convertible into Bridgeline Common Stock, is set forth in the Bridgeline Disclosure Schedule. All of the issued and outstanding shares of capital stock of Bridgeline were issued (i) in transactions complying with or exempt from the registration provisions of the Securities Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws. Bridgeline is the sole owner of all capital stock of its subsidiaries. Except as set forth on the Bridgeline Disclosure Schedule, as of the date of this Agreement, there are no outstanding warrants, promissory notes, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of Bridgeline. There are no voting trusts or voting agreements with respect to any shares of Bridgeline Common Stock. Bridgeline is the sole owner of all shares of capital stock of its subsidiaries. As of the date of this Agreement, other than as set forth in the Bridgeline Disclosure Schedule, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of any of the subsidiaries of Bridgeline. There are no voting trusts or voting agreements with respect to any shares of capital stock of any subsidiary of Bridgeline. Any equity interests in Bridgeline that consist of contractual or so-called "phantom" equity interests are separately identified on the Bridgeline Disclosure Schedule.

         4.6. SUBSIDIARIES. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline does not have, and at no time during its existence has it had, any subsidiaries. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline does not have any investment or other interest in, or any outstanding loan or advance to or from, any person or entity, including, without limitation, any officer, director or shareholder.

         4.7. FINANCIAL INFORMATION. Bridgeline has previously delivered to Seller the unaudited balance sheets of Bridgeline at September 30, 2004 and September 30, 2005, and the related statements of earnings and cash flows for the years then ended (the "ANNUAL BRIDGELINE FINANCIAL STATEMENTS"). In addition, Bridgeline has previously delivered to Seller the unaudited balance sheet of Bridgeline at July 31, 2006, and the related statements of earnings and cash flows for the nine months then ended (the "INTERIM BRIDGELINE FINANCIAL STATEMENTS" and collectively with the Annual Bridgeline Financial Statements, the "BRIDGELINE FINANCIAL STATEMENTS"). To the knowledge of Bridgeline, the Bridgeline Financial Statements present fairly, in all material respects, the financial condition and results of operations of Bridgeline as of and for the relevant periods in accordance with GAAP applied on a basis consistent with prior periods, except that none of such financial statements contain footnotes and the Interim Bridgeline Financial Statements are subject to normal year-end adjustments, which adjustments will neither individually nor in the aggregate have a Material Adverse Effect on Bridgeline. Bridgeline has no liability, contingent or otherwise, which is not adequately reflected in or reserved against in the Interim Bridgeline Financial Statements that could materially and adversely affect the financial condition of Bridgeline. Except as set forth in the Interim Bridgeline Financial Statements or the Bridgeline Disclosure Schedule, since July 31, 2006 (i) there has been no change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of Bridgeline except for changes in the ordinary course of business which, in the aggregate, would not have a Material Adverse Effect on Bridgeline, and (ii) none of the business, property, assets, liabilities, condition (financial or otherwise), operations, result of operations, affairs or prospects of Bridgeline have been materially adversely affected by any occurrence or development, in the aggregate, whether or not insured against.

         4.8. EVENTS SUBSEQUENT TO THE DATE OF THE FINANCIAL STATEMENTS. Except as set forth on the Bridgeline Disclosure Schedule, or in the Bridgeline Financial Statements, since July 31, 2006, Bridgeline has not (i) issued any stock, bond or other corporate security; (ii) borrowed any amount or incurred or become subject to any material liability (absolute, accrued or contingent), except liabilities under contracts entered into in the ordinary course of business; (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on Bridgeline Financial Statements and incurred in the ordinary course of business or such liabilities which would not have a Material Adverse Effect on Bridgline; (iv) declared or made any payment, other than ordinary payments of compensation in amounts consistent with the historic levels, or distributions to stockholders or purchased or redeemed any shares of its capital stock or other securities, except for the exercise of stock options, and distributions in the ordinary course of business and required under applicable tax law; (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable; (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any material debt or claim, except in the ordinary course of business; (vii) sold, assigned, transferred or granted any licenses with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business; (viii) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business; (ix) made any change in officer compensation; (x) made any material change in the manner of business or operations of Bridgeline; (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         4.9. LITIGATION. Except as otherwise set forth on the Bridgeline Disclosure Schedule, there is no litigation or governmental proceeding or investigation, pending or, to Bridgeline's knowledge, threatened, against Bridgeline or affecting any of Bridgeline's properties or assets, or to Bridgeline's knowledge, pending or threatened against any officer, director, or key employee of Bridgeline in his capacity as such, nor has there occurred any event or, to Bridgeline's knowledge, does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Except as set forth on the Bridgeline Disclosure Schedule, each incident or proceeding described on the Bridgeline Disclosure Schedule is fully covered by insurance. To the best of Bridgeline's knowledge, Bridgeline is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, except for such order, writ, injunction, decree, ruling or decision which would not have a Material Adverse Effect on Bridgeline.

         4.10. COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Bridgeline is in compliance with all of the provisions of this Agreement, the Bridgeline Charter Documents, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which its properties are subject, and where non-compliance would not have a Material Adverse Effect on Bridgeline.

         4.11. ABSENCE OF CHANGES. No event, occurrence, fact, condition, change, development or effect that has not been disclosed on the Bridgeline Disclosure Schedule hereto shall exist or have occurred or come to exist or been threatened that, individually or in the aggregate, has had or resulted in or could be expected to become or result in a Material Adverse Effect on Bridgeline.

         4.12.    TAXES.

                  (a) Bridgeline has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which Bridgeline is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by Bridgeline were complete and correct in all material respects. Except as set forth on the Bridgeline Disclosure Schedule, none of the Tax Returns filed by Bridgeline or Taxes payable by Bridgeline have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Bridgeline, threatened. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline is not currently the beneficiary of any extension of time within which to file any Tax Return, and Bridgeline has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes with respect to Bridgeline, as of the date hereof, are set forth in Bridgeline Financial Statements or in the Bridgeline Disclosure Schedule.

                  (b) Bridgeline is not a party to any Tax sharing agreement or similar arrangement. Bridgeline has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was Bridgeline), and Bridgeline does not have any liability for the Taxes of any Person.

                  (c) There are no liens for Taxes upon any of the assets of Bridgeline, other than for ad valorem Taxes not yet due and payable. The unpaid Taxes of Bridgeline did not, as of September 30, 2005, exceed by any material amount the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on Bridgeline's unaudited balance sheet dated July 31, 2006, and will not exceed by any material amount such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Bridgeline in filing its Tax Returns. Bridgeline has not incurred any liability for Taxes from October 1, 2005 through the Closing Date other than in the ordinary course of business consistent with past practice. Bridgeline is not obligated to file any Tax Return in any jurisdiction (whether foreign or domestic) other than those jurisdictions in which it currently files Tax Returns.

         4.13.    REAL PROPERTY.

                  (a) The Bridgeline Disclosure Schedule sets forth the addresses and uses of all real property that Bridgeline owns, leases or subleases, and any lien or encumbrance on any such owned real property or Bridgeline's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the rental obligations of the lessee thereunder.

                  (b) There are no defaults under any existing leases, subleases or other contractual obligations pertaining to real property that Bridgeline owns, leases or subleases, and to the best knowledge of Bridgeline, by any other party, which might curtail in any material respect the present use of Bridgeline's property listed on the Bridgeline Disclosure Schedule.

         4.14. PERSONAL PROPERTY & CAPITAL EQUIPMENT. The Bridgeline Disclosure Schedule sets forth a full and complete list of all personal property, including capital equipment, owned or leased by Bridgeline. Except as set forth on the Bridgeline Disclosure Schedule, and except for property sold or otherwise disposed of in the ordinary course of business, Bridgeline has good and marketable title, free and clear of any lien, charge, restriction or encumbrance, to all of such personal property. All material items of such personal property used in the operation of the business of Bridgeline are in good operating condition, normal wear and tear accepted.

         4.15.    INTELLECTUAL PROPERTY.

                  (a) The "BRIDGELINE INTELLECTUAL PROPERTY" consists of all material trade secrets, copyrights, patents, trademarks, service marks, trade dress, all registrations and applications with respect thereto and all licenses or rights under the same, that are owned or used by Bridgeline, including without limitation, any of the foregoing embodied or contained in any of the following: net lists; domain names and URLs and textual information contained in web sites; schematics; manufacturing processes; customer lists and supplier lists; know-how and show-how; computer software programs, source code and object code; complete system build software; development and test tools, documentation, specifications, programmer and user manuals used by Bridgeline to install, operate, maintain, correct, test, repair enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package software; all license and other rights in any third-party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property; all documents, records and electronic files relating to the design, end user documentation, manufacturing, quality control, sales, marketing, or customer support; and all Bridgeline Products & Services (as defined below). "BRIDGELINE PRODUCTS & SERVICES" means all products of Bridgeline currently being licensed or sold or that are currently being developed, including all hardware products and tools, software products and tools, and services that are currently licensed, offered or under development by Bridgeline. The Bridgeline Intellectual Property and Bridgeline Products & Services do not include any intellectual property, products or services that are purchased or licensed from third parties and are otherwise listed on the Disclosure Schedules as "Third Party Intellectual Property."

                  (b) The Bridgeline Disclosure Schedule lists: (i) all patents, copyright registrations, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, which are included in Bridgeline Intellectual Property and owned by or on behalf of Bridgeline; (ii) all Bridgeline Products & Services; and (iii) all licenses, sublicenses and other agreements to which Bridgeline is a party and pursuant to which Bridgeline or any other person is authorized to use Bridgeline Intellectual Property or exercise any other right with regard thereto. Bridgeline has delivered to the Seller true and complete copies of the agreements described in (iii) hereof.

                  (c) Bridgeline Intellectual Property consists solely of items and rights which are either: (i) owned by Bridgeline; (ii) in the public domain; or (iii) rightfully used and authorized for use by Bridgeline and its successors pursuant to a valid license. Bridgeline has all rights in Bridgeline Intellectual Property necessary to commercially exploit the same in connection with Bridgeline's current, former, and planned or scheduled (whether for release or development) activities in all geographic locations and fields of use in which Bridgeline currently operates or is scheduled to operate, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software created by Bridgeline is as described in the Documentation and performs in all material respects in accordance with the specifications included in the Documentation (subject to software errors or bugs which do not interfere in any material respect with the operation of the software). Bridgeline has taken all reasonable measures to protect the proprietary nature of each item of Bridgeline Intellectual Property. No other person or entity has any rights to any of Bridgeline Intellectual Property (except pursuant to agreements or licenses specified in the Bridgeline Disclosure Schedule), and to the knowledge of Bridgeline, no other person or entity is infringing, violating or misappropriating any of the Bridgeline Intellectual Property. Bridgeline owns or has the right to use all Intellectual Property necessary (i) to use, market, distribute and perform, as the case may be, the Bridgeline Products & Services, or (ii) to operate Bridgeline's internal systems that are material to the business or operations of Bridgeline, including, without limitation, computer hardware systems, software applications and embedded systems (the "BRIDGELINE INTERNAL SYSTEMS"). Each item of Bridgeline Intellectual Property will be owned or available for use by Bridgeline immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing, except for any changes that do not, either individually or on the aggregate, have a Material Adverse Effect on Bridgeline. Except as set forth on the Bridgeline Disclosure Schedule, to Bridgeline's knowledge the Bridgeline's software and the Bridgeline Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

                  (d) Bridgeline is not, nor as a result of the execution or delivery of this Agreement, the other Transaction Documents and all other agreements contemplated hereby, or performance of Bridgeline's obligations hereunder, will Bridgeline be, in violation of any license, sublicense or other agreement to which Bridgeline is a party. The Bridgeline Disclosure Schedule lists all contracts or agreements under which Bridgeline is obligated to provide any consideration (whether financial or otherwise) to any third party, or under which any third party otherwise would be entitled to any consideration, with respect to any exercise of rights by Bridgeline in Bridgeline Intellectual Property. The Bridgeline Disclosure Schedule identifies each item of Bridgeline Intellectual Property that is owned by a party other than Bridgeline, and the license or agreement pursuant to which Bridgeline uses it (excluding off-the-shelf software programs licensed by Bridgeline pursuant to "shrink wrap" or "click wrap" licenses, such exclusion only extending to programs used by Bridgeline solely for non-revenue generating administrative functions).

                  (e) Except as set forth on the Bridgeline Disclosure Schedule, the use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights by Bridgeline with respect to any of the Bridgeline Products & Services does not infringe any copyright, trade secret, trademark, service mark, trade name, trade dress or mask work, or any patent, moral right or other intellectual property right, right of privacy, or right in personal data of any person. No claims (i) challenging the validity, effectiveness or ownership by Bridgeline of any of the Bridgeline Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights by Bridgeline with respect to any of the Bridgeline Products & Services infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted to Bridgeline or, to the knowledge of Bridgeline, are threatened by any person, nor to the knowledge of Bridgeline are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the Bridgeline Disclosure Schedule and all registered copyrights held by Bridgeline are valid, enforceable and subsisting. To the knowledge of Bridgeline, there are no pending or unissued patent rights which infringe upon or impair the Bridgeline Intellectual Property. To the knowledge of Bridgeline, there is no unauthorized use, infringement or misappropriation of any of Bridgeline Intellectual Property by any third party, employee or former employee.

                  (f) Bridgeline has not disclosed the source code for any of the software owned by Bridgeline or other confidential information constituting, embodied in or pertaining to the software to any person or entity, except pursuant to the agreements listed on the Bridgeline Disclosure Schedule, and Bridgeline has taken reasonable measures to prevent disclosure of such source code. No parties other than Bridgeline possess any current or contingent rights to any source code that is part of Bridgeline Intellectual Property.

                  (g) Except as set forth on the Bridgeline Disclosure Schedules, all of the copyrightable materials (including software) incorporated in or bundled with Bridgeline's products have been created by employees of Bridgeline within the scope of their employment by Bridgeline or by independent contractors of Bridgeline who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to Bridgeline. No portion of such copyrightable materials was jointly developed with any third party. The Bridgeline Disclosure Schedule lists all parties who have created any portion of, or otherwise have any rights in or to, Bridgeline Intellectual Property, other than employees of Bridgeline who have no rights in or to any Bridgeline Intellectual Property. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline has secured from all parties who have created any portion of, or otherwise have any rights in or to, Bridgeline Intellectual Property valid and enforceable written assignments of any such work or other rights to Seller and has provided true and complete copies of such assignments to Bridgeline.

                  (h) The Bridgeline Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which Bridgeline has licensed, distributed or otherwise granted any rights to any third party with respect to any Bridgeline Intellectual Property. The Bridgeline Disclosure Schedule includes a true and complete list of support and maintenance agreements relating to Bridgeline Intellectual Property including the identity of the parties entitled to receive such service or maintenance, and the term of such agreements.

                  (i) Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline has obtained written agreements from all employees and third parties with whom Bridgeline has shared confidential proprietary information (i) of Bridgeline, or (ii) received from others which Bridgeline is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. None of the present or former employees, officers or directors of Bridgeline owns directly or indirectly, in whole or in part, any Bridgeline Intellectual Property or application therefor.

                  (j) To the knowledge of Bridgeline, none of the Bridgeline Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. The Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by Bridgeline alleging any such infringement, violation or misappropriation, and Bridgeline has provided to the Seller complete and accurate copies of all written documentation in the possession of Bridgeline relating to any such complaint, claim, notice or threat. Bridgeline has provided to the Seller complete and accurate copies of all written documentation in Bridgeline's possession relating to claims or disputes known to Bridgeline concerning any Bridgeline Intellectual Property.

         4.16. AGREEMENTS OF DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS. No current or former director, officer or employee of or consultant to Bridgeline is in violation of any term of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the conduct of any such current or former director, officer, employee, or consultant or otherwise relating to the use of trade secrets or proprietary information of others by any such person. The Bridgeline Disclosure Schedule hereto sets forth the name and address of each person currently serving as an officer or a director of Bridgeline, and each person listed on the Bridgeline Disclosure Schedule was duly elected and is presently serving as such officer or director. Set forth on the Bridgeline Disclosure
Schedule is a list of all current or former employees and consultants of Bridgeline who have (i) executed a non-disclosure agreement with Bridgeline or
(ii) executed a non-competition agreement with Bridgeline. Except as disclosed on the Bridgeline Disclosure Schedule, since December 31, 2005, Bridgeline has not paid or become committed to pay any bonus or similar additional compensation to any officer, director or employee of Bridgeline.

         4.17. GOVERNMENTAL LICENSES. Bridgeline has all the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Bridgeline to conduct its business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

         4.18. SECURITIES ACTS. Bridgeline has complied with all applicable federal or state securities laws in connection with the transactions contemplated by this Agreement and all previous issuances of securities.

         4.19. INSURANCE COVERAGE. The Bridgeline Disclosure Schedule contains an accurate summary of the insurance policies currently maintained by Bridgeline. Except as described on the Bridgeline Disclosure Schedule, there are currently no claims pending against Bridgeline pursuant to any insurance policy currently in effect and covering the property, the business or the employees of Bridgeline. All such policies (a) are in full force and effect and (b) are sufficient for compliance by Bridgeline with all requirements of all agreements to which Bridgeline is a party.

         4.20. EMPLOYEE MATTERS. Except as set forth in the Bridgeline's Disclosure Schedule, neither Bridgeline nor any person that together with Bridgeline would be treated as an ERISA Affiliate under Section 414 of the Code has established or maintains or is obligated to contribute to (a) any bonus, severance, stock option, or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (written or oral); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in
Section 3(3) of ERISA. All such Plans have been operated and administered in all material respects in accordance with their terms, as applicable, with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No act or failure to act by Bridgeline has resulted in, nor does Bridgeline have knowledge of a non-exempt "prohibited transaction" (as defined in ERISA) with respect to the Plans. Neither Bridgeline nor any ERISA Affiliate maintains or has ever maintained or contributed to any Plan subject to Title IV of ERISA. With respect to the employees and former employees of Bridgeline, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

         4.21.    CUSTOMERS. Except as set forth on the Bridgeline Disclosure
Schedule:

                  (a) The relationships of Bridgeline with its significant suppliers and customers are good commercial working relationships and no significant supplier or customer of Bridgeline has canceled or otherwise terminated, or to Bridgeline's knowledge, threatened to cancel or otherwise to terminate its relationship with Bridgeline, or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use by Bridgeline or its usage or purchase of the services or products of Bridgeline, except for normal cyclical changes related to customers' businesses and except for changes which have not had a Material Adverse Effect on Bridgeline.

                  (b) No current supplier or customer has notified Bridgeline that it intends to cancel or otherwise substantially modify its relationship with Bridgeline or to decrease materially or limit its services, supplies or materials to Bridgeline, or its usage or purchase of the services of Bridgeline, and, to the best knowledge of Bridgeline, the consummation of the transactions contemplated hereby will not materially adversely affect the relationship of Bridgeline with any such supplier or customer.

         4.22. NO BROKERS OR FINDERS. Except as set forth on the Bridgeline Disclosure Schedule, no person or entity has or will have, as a result of the actions of Bridgeline, any right, interest or claim against or upon Bridgeline for any commission, fee or other compensation as a finder or broker arising from the transactions contemplated by this Agreement.

         4.23. TRANSACTIONS WITH INSIDERS. Except as set forth on the Bridgeline Disclosure Schedule, there are no loans, leases or other contracts between Bridgeline and any officer or director of Bridgeline, or any person or entity owning five percent (5%) or more of the total number of issued and outstanding shares of Bridgeline Common Stock or any respective family member or affiliate of any such officer, director or shareholder.

         4.24. ASSUMPTIONS, GUARANTEES. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person or entity, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         4.25. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Except as set forth on the Bridgeline Disclosure Schedule, Bridgeline has no account or safe deposit box in any bank and no person or entity has any power, whether singly or jointly, to sign any checks on behalf of Bridgeline, to withdraw any money or other property from any bank, brokerage or other account of Bridgeline, or to act pursuant to any power of attorney granted by Bridgeline at any time for any purpose.

         4.26. CORPORATE BOOKS. The books and records of Bridgeline made available to Seller and the Shareholder for inspection include copies of the Bridgeline Charter Documents as currently in effect and accurately record therein in all material respects all actions, proceedings, consents and meetings of the Board of Directors and shareholders of Bridgeline and any committees thereof. The books and records of Bridgeline have been, and are being, maintained in accordance with any applicable legal and regulatory requirements and reflect only actual transactions.

         4.27. LIST OF MATERIAL CONTRACTS AND COMMITMENTS. The Disclosure Schedule sets forth a complete and accurate list of all material contracts to which Bridgeline is a party or by or to which any of its assets or properties is bound or subject. As used on the Bridgeline Disclosure Schedule, the phrase "BRIDGELINE MATERIAL CONTRACT" means and includes every material agreement or material understanding of any kind, written or oral, which is legally enforceable by or against Bridgeline, and specifically includes without limitation (a) contracts and other agreements with any current or former officer, manager, employee, consultant or shareholder or any partnership, company, joint venture or any other entity in which any such person or entity has an interest; (b) agreements with any labor union or association representing any Bridgeline employee; (c) contracts and other agreements for the provision of services other than by employees of Bridgeline which entail a reasonably foreseeable financial consequence to any contracting party of at least $15,000;
(d) bonds or other security agreements provided by any party in connection with the business of Bridgeline; (e) contracts and other agreements for the sale of any of the assets or properties of Bridgeline other than in the ordinary course of business or for the grant to any person or entity of any preferential rights to purchase any of said assets or properties; (f) joint venture agreements relating to the assets, properties or business of Bridgeline or by or to which any of its assets or properties are bound or subject; (g) contracts or other agreements under which Bridgeline agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to any indebtedness of Bridgeline; or
(i) any other contract or other agreement whether or not made in the ordinary course of business and involving a reasonably foreseeable financial consequence to any contracting party of at least $15,000. Bridgeline has delivered to Seller true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Except as set forth on the Bridgeline Disclosure Schedule, each of the contracts listed on the Bridgeline Disclosure
Schedule is in full force and effect. Bridgeline is not in breach of any of the material provisions of any such Bridgeline Material Contract, nor, to the best knowledge of Bridgeline, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default of a material provision thereunder, except for any such breach or default that individually and in the aggregate would not have a Material Adverse Effect on Bridgeline. Bridgeline has performed in all material respects all obligations required to be performed by it under each such contract as of the Closing.

         4.28. PRIVACY AND DATA COLLECTION. Bridgeline has at all times complied in all material respects with all laws and regulations relating or applicable to privacy, publicity, data protection, collection, storage, transfer, release and use of personal information and user information gathered or accessed in the course of the business and operations of Bridgeline. Bridgeline has at all times complied in all material respects with all rules, policies and procedures established by Bridgeline from time to time with respect to privacy, publicity, data protection, collection, storage, transfer and use of personal information and user information gathered or accessed in the course of the business and operations of Bridgeline (collectively, the "BRIDGELINE PRIVACY POLICIES"), noncompliance with which would result in a Material Adverse Effect on Bridgeline. No claims have been asserted or, to the knowledge of Bridgeline, threatened against Bridgeline by any Person or governmental entity alleging a violation of such Person's, or any other Person's, privacy, publicity, personal or confidentiality rights under any such laws, or a breach or other violation of any of the Bridgeline Privacy Policies, where such violation would have a Material Adverse Effect on Bridgeline. Bridgeline has taken commercially reasonable measures (including but not limited to, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that personal and consumer information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. To the knowledge of Bridgeline, there has been no unauthorized access to, use, modification, disclosure or other misuse of such information. Neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby shall result in any breach or violation of the Bridgeline Privacy Policies or violate any Law with respect to such data or information.

         4.29. ACCOUNTS RECEIVABLE. The Bridgeline Disclosure Schedule sets forth a full and complete list of Bridgeline's accounts receivable and accounts receivable reserve as of close of business on a date within two (2) business days of the date of this Agreement. Except as set forth on the Disclosure Schedule, all accounts and notes receivable reflected on the Bridgeline Financial Statements, and all accounts and notes receivable arising subsequent to the date of such balance sheets, have arisen in the ordinary course of business and represent valid obligations owing to Bridgeline. Except as set forth on the Bridgeline Disclosure Schedule, to the best knowledge of Bridgeline, none of Bridgeline's receivables is subject to any claim of offset, recoupment, setoff or counterclaim and Bridgeline has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by Bridgeline of any obligation or contract other than normal warranty repair and replacement. No person has any lien on any such receivables and no agreement for deduction or discount has been made with respect to any such receivables.

         4.30. FOREIGN CORRUPT PRACTICES ACT. Bridgeline has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. There is not now, and there has never been, any employment by Bridgeline of, or record ownership in Bridgeline by, any governmental or political official in any country in the world.

         4.31. DISCLOSURE. Neither the representations or warranties made by Bridgeline in this Agreement, nor the Bridgeline Disclosure Schedule or any other certificate executed and delivered by Bridgeline pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                   ARTICLE V

                               COVENANTS OF SELLER
                               -------------------

         During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time, Seller agrees (except as expressly contemplated by this Agreement or otherwise permitted with Bridgeline's prior written consent):

         5.1. CONDUCT OF BUSINESS IN ORDINARY COURSE. Seller will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its best efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, consultants and employees, except as provided herein, and preserve its relationships with customers, suppliers and distributors and others having business dealings with it. Seller will confer on a regular and frequent basis with representatives of Bridgeline to report operational matters of a material nature and to report the general status of the ongoing operations of the business of Seller. The foregoing notwithstanding, Seller will not, without the prior consent of Bridgeline:

                  (a) other than in the ordinary course of business consistent with prior practice, enter into any material commitment or transaction, including but not limited to any purchase of assets (other than raw materials, supplies or cash equivalents);

                  (b) enter into or amend any agreements pursuant to which any other party is granted support, service, marketing or other rights, other than in the ordinary course of business consistent with prior practice, or is granted distribution rights of any type or scope with respect to any products of Seller;

                  (c) other than in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments, or commitments, or amend or otherwise change in any material respect the terms thereof in a manner adverse to Seller;

                  (d) commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where Seller in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Seller's business, or (iii) for a breach of this Agreement or any agreement related hereto;

                  (e) modify in any material respect existing discounts or other terms and conditions with dealers, distributors and other resellers of Seller's products or services in a manner adverse to Seller;

                  (f) take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

                  (g) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of Bridgeline or Seller to consummate the transactions contemplated by this Agreement; or

                  (h) agree in writing or otherwise to take any of the foregoing actions.

         5.2. DIVIDENDS, ISSUANCE OF, OR CHANGES IN SECURITIES. Seller will not: (i) declare or pay any dividends on or make other distributions to its shareholders (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose, or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Seller to issue any such shares, or other convertible securities; (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Seller, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or options or warrants related thereto, or (v) propose any of the foregoing.

         5.3.     GOVERNING DOCUMENTS. Seller will not amend the Seller Charter

Documents.

         5.4.     SOLICITATION.

                  (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article X, Seller shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or knowingly encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Seller, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "TAKEOVER PROPOSAL"), (ii) engage in negotiations or discussions concerning any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal.

                  (b) Seller shall notify Bridgeline immediately (and no later than 24 hours) after receipt by Seller (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Seller by any Person that informs Seller that it is considering making, or has made, a Takeover Proposal. Such notice shall be made orally and in writing in accordance with the provisions of Section 14.2, and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         5.5. NO DISPOSITIONS. Seller will not sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of its material assets or cancel, release, or assign any material indebtedness or claim, except in the ordinary course of business.

         5.6. INDEBTEDNESS. Seller will not incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise.

         5.7. COMPENSATION. Seller will not adopt or amend, or modify in any material respect, any Plan or pay any pension or retirement allowance not required by any existing Plan. Other than in accordance with existing guidelines of Seller's business, without the prior consent of Bridgeline, Seller will not enter into or modify any employment or severance contracts, increase the salaries, wage rates or fringe benefits of its officers, directors, employees or consultants or grant or pay bonuses or other remuneration except for current salaries, severance and other remuneration for which Seller is obligated under arrangements existing prior to the Balance Sheet Date to which Seller is a party and which have been disclosed in the Disclosure Schedule.

         5.8. CLAIMS. Seller will not settle any claim, action or proceeding, except in the ordinary course of business consistent with prior practice.

         5.9. ACCESS TO PROPERTIES AND RECORDS. Subject to contractual and other obligations, Seller will give Bridgeline and its representatives full access, during reasonable business hours and following reasonable notice but in such a manner as not unduly to disrupt the business of Seller, to its senior management, senior technical personnel, premises, properties, contracts, commitments, books, records and affairs, and will provide Bridgeline with such financial, technical and operating data and other information pertaining to its business as Bridgeline may request. With Seller's prior consent, which will not be unreasonably withheld, Bridgeline will be entitled in conjunction with Seller personnel to make appropriate inquiries of third parties in the course of its investigation.

         5.10. BREACH OF REPRESENTATIONS AND WARRANTIES. Seller will not take any action or omit to take any action that would cause or constitute a breach of any of the representations and warranties set forth in Article II or that would cause any of such representations and warranties to be inaccurate in any material respect or that would constitute a breach of any of its other obligations under this Agreement. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Seller will give detailed notice thereof to Bridgeline and will use its best efforts to prevent or remedy promptly such breach or inaccuracy.

         5.11. CONSENTS. Seller will promptly apply for or otherwise seek and use its best efforts to obtain, all Consents, and make all filings with Governmental Entities, required with respect to the consummation of the Merger.

         5.12. TAX RETURNS. Seller will promptly provide or make available to Bridgeline copies of all tax returns, reports and information statements that have been filed or are filed after the date of this Agreement and prior to the Closing Date.

         5.13. NOTICE OF EVENTS. Throughout the period between the date of this Agreement and the Effective Time, Seller will promptly advise and consult with Bridgeline regarding any and all material events and developments concerning its financial position, results of operation, assets, liabilities or business or any event likely to cause a Material Adverse Effect on Seller or to make any of the representations and warranties of Seller contained in this Agreement incorrect in any material respect.

         5.14. BEST EFFORTS. Seller will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

         5.15. INSURANCE. Seller will use its best efforts to maintain in force at the Effective Time policies of insurance of the same character and coverage as those described in the Disclosure Schedule, and Seller will promptly notify Bridgeline in writing of any changes in such insurance coverage occurring prior to the Effective Time.

         5.16. SELLER OPTIONS. Seller shall take all actions necessary to substitute on an equitable basis all Seller Options with options to acquire Bridgeline Common Stock in accordance with Section 1.6.

         5.17. TERMINATION OF SELLER 401(K) PLAN. Seller shall terminate its tax-qualified 401(k) plan (the "Seller 401(k) Plan") immediately prior to the Effective Time.

                                   ARTICLE VI

                          COVENANTS OF THE SHAREHOLDER
                          ----------------------------

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), the Shareholder agrees (except as expressly contemplated by this Agreement or with Bridgeline's prior written consent):

         6.1. BREACH OF REPRESENTATIONS AND WARRANTIES. The Shareholder will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article III or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, the Shareholder will give detailed notice thereof to Bridgeline and will use its best efforts to prevent or remedy promptly such breach or inaccuracy.

         6.2. BEST EFFORTS. The Shareholder will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

         6.3. NOTICE OF EVENTS. Throughout the period between the date of this Agreement and the Effective Time, the Shareholder will promptly advise and consult with Bridgeline regarding any and all material adverse change to the representations, warranties and covenants of the Shareholder contained in this Agreement.

                                  ARTICLE VII

                             COVENANTS OF BRIDGELINE
                             -----------------------

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Bridgeline agrees (except (i) as expressly contemplated by this Agreement, (ii) with Seller's prior written consent or (iii) otherwise required in connection with the IPO):

         7.1. CONDUCT OF BUSINESS IN ORDINARY COURSE. Bridgeline will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its best efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, consultants and employees, except as provided herein, and preserve its relationships with customers, suppliers and distributors and others having business dealings with it. The foregoing notwithstanding, Bridgeline will not, without the prior consent of the Seller:

                  (a) other than in the ordinary course of business consistent with prior practice, enter into any material commitment or transaction, including but not limited to any purchase of assets (other than raw materials, supplies or cash equivalents);

                  (b) enter into or amend any agreements pursuant to which any other party is granted support, service, marketing or other rights, other than in the ordinary course of business consistent with prior practice, or is granted distribution rights of any type or scope with respect to any products of Bridgeline;

                  (c) other than in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments, or commitments, or amend or otherwise change in any material respect the terms thereof in a manner adverse to Bridgeline;

                  (d) take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

                  (e) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of Bridgeline or Seller to consummate the transactions contemplated by this Agreement; or

                  (f) agree in writing or otherwise to take any of the foregoing actions.

         7.2. DIVIDENDS, ISSUANCE OF, OR CHANGES IN SECURITIES. Bridgeline will not: (i) declare or pay any dividends on or make other distributions to its shareholders (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose, or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Bridgeline to issue any such shares, or other convertible securities; (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Bridgeline, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or options or warrants related thereto, or (v) propose any of the foregoing.

         7.3. GOVERNING DOCUMENTS. Bridgeline will not amend the Bridgeline Charter Documents.

         7.4. NO DISPOSITIONS. Bridgeline will not sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of its material assets or cancel, release, or assign any material indebtedness or claim, except in the ordinary course of business.

         7.5. INDEBTEDNESS. Bridgeline will not incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise..

         7.6. ACCESS TO PROPERTIES AND RECORDS. Subject to contractual and other obligations, Bridgeline will give Seller and its representatives full access, during reasonable business hours and following reasonable notice but in such a manner as not unduly to disrupt the business of Bridgeline, to its senior management, senior technical personnel, premises, properties, contracts, commitments, books, records and affairs, and will provide Seller with such financial, technical and operating data and other information pertaining to its business as Seller may request. With Bridgeline's prior consent, which will not be unreasonably withheld, Seller will be entitled in conjunction with Bridgeline personnel to make appropriate inquiries of third parties in the course of its investigation.

         7.7. BREACH OF REPRESENTATIONS AND WARRANTIES. Bridgeline will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article IV or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Bridgeline will give detailed notice thereof to Seller and will use its best efforts to prevent or remedy promptly such breach or inaccuracy.

         7.8. CONSENTS. Bridgeline will promptly apply for or otherwise seek and use its best efforts to obtain, all Consents, and make all filings with Governmental Entities, required with respect to the consummation of the Merger.

         7.9. TAX RETURNS. Bridgeline will promptly provide or make available to Seller copies of all tax returns, reports and information statements that have been filed or are filed after the date of this Agreement and prior to the Closing Date.

         7.10. BEST EFFORTS. Bridgeline will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

         7.11. NOTICE OF EVENTS. Throughout the period between the date of this Agreement and the Effective Time, Bridgeline will promptly advise and consult with Seller regarding any and all material adverse change to the representations, warranties and covenants of Bridgeline contained in this Agreement.

         7.12. BENEFIT PLANS. As soon as administratively practicable after the Closing Date and to the extent allowable under the Bridgeline Benefit Plans (as defined below), Bridgeline shall take all reasonable action so that employees of Seller shall be entitled to participate in each employee benefit plan, program or arrangement of the Bridgeline of general applicability (the "BRIDGELINE BENEFITS Plans") to the same extent as similarly-situated employees of Bridgeline and its subsidiaries (it being understood that inclusion of the employees of Seller in the Bridgeline Benefits Plans may occur at different times with respect to different plans). Bridgeline covenants and agrees that the Bridgeline Benefit Plans do not contain any waiting periods for eligibility of participation for new employees (with the exception of a thirty-day waiting period for eligibility to participate in Bridgeline's 401k Plan).

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS
                              ---------------------

         In addition to the foregoing, Bridgeline, Seller and the Shareholder agree to take the following actions after the execution of this Agreement.

         8.1. LEGAL CONDITIONS TO THE MERGER. Each of Bridgeline, Seller and the Shareholder will use all reasonable efforts to take actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of Bridgeline, Seller and the Shareholder will use all reasonable efforts to take all actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by Seller, Bridgeline or the Shareholder in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

         8.2. EMPLOYEE MATTERS. Nothing contained herein will be considered as requiring Seller or Bridgeline to continue the employment of any employee for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. Except as otherwise set forth herein, it is specifically understood that continued employment with Seller or employment with Bridgeline is not offered or implied for any employees of Seller.

         8.3. ADDITIONAL AGREEMENTS. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Seller, the parties will take all such necessary action.

         8.4. PUBLIC ANNOUNCEMENTS. Except as may be required by law or stock market regulations, neither Bridgeline nor Seller will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, or to the attorneys, advisors and accountants of the parties hereto) without the prior written agreement of Bridgeline and Seller.

         8.5. CONFIDENTIALITY. Seller, Bridgeline and the Shareholder have entered into a Non-Disclosure Agreement, dated November 1, 2005 (the "CONFIDENTIALITY AGREEMENT"), concerning each party's obligations to protect the confidential information of the other party. Seller, the Shareholder and Bridgeline each hereby affirm each of their obligations under such agreement. If this Agreement is terminated in accordance with Article X hereof, Bridgeline will, and will cause its accountants, counsel and other representatives to deliver to Seller all documents and other material, and all copies thereof, obtained by Bridgeline or on its behalf from Seller in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such. If this Agreement is terminated in accordance with Article X hereof, each of Seller and the Shareholder will, and will cause its accountants, counsel and other representatives to, deliver to Bridgeline all documents and other material, and all copies thereof, obtained by Seller or on its behalf or by the Shareholder from Bridgeline in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT
                              --------------------

         9.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Governmental Approvals. Other than the filing of the Merger Documents with the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia and the effectiveness of the Registration Statement filed with the Securities and Exchange Commission, all statutory requirements and all Consents of Governmental Entities legally required for the consummation of the Merger and the transactions contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would not have a material adverse effect on the consummation of the Merger or the other transactions contemplated hereby.

                  (b) No Restraints. No statute, rule or regulation, and no final and nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                  (c) WebOps, LLC License Agreement. Seller shall have assigned all of the rights, obligations and liabilities under that certain Royalty and License Agreement, dated July 26, 2006 by and between the Seller and WebOps, LLC (the "WEBOPS AGREEMENT") to the Shareholder or an entity wholly-owned by the Shareholder (the "ASSIGNEE"). Notwithstanding the foregoing, effective upon the Closing, to the extent that the additional services are provided to WebOps, LLC, including without limitation, the sale and licensing of additional software solutions or modules other than what is licensed to WebOps, LLC under the WebOps Agreement, web application development and hosting services, any and all revenues derived from such services shall inure to the benefit of Bridgeline. The parties hereto further acknowledge and agree that, effective upon the Closing, the Shareholder shall be solely responsible for the indemnification obligations set forth in Section 5 of the WebOps Agreement.

                  (d) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite stockholder approval of the Seller in accordance with the GBCC and the Seller Charter Documents.

         9.2. CONDITIONS OF OBLIGATIONS OF BRIDGELINE. The obligations of Bridgeline to effect the Merger are subject to the satisfaction of the following conditions unless waived by Bridgeline:

                  (a) Representations and Warranties of Seller. The representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this

Agreement and as of the Closing as though made on and as of the Closing, except
(i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Bridgeline and (iii) for representations and warranties specifically limited to an earlier date(s) (in which case such representations and warranties shall be true and correct as of such date). Bridgeline will have received a certificate signed by the chief executive officer of Seller to such effect on the Closing Date.

                  (b) Representations and Warranties of the Shareholder. The representations and warranties of the Shareholder set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Shareholder set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Bridgeline and (iii) for representations and warranties specifically limited to an earlier date(s) (in which case such representations and warranties shall be true and correct as of such date). Bridgeline will have received a certificate signed by the Shareholder to such effect on the Closing Date.

                  (c) Performance of Obligations of Seller. Seller will have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement and (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Bridgeline, and Bridgeline will have received a certificate signed by the chief executive officer of Seller to such effect on the Closing Date.

                  (d) Performance of Obligations of the Shareholder. The Shareholder will have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement and (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Bridgeline, and Bridgeline will have received a certificate signed by the Shareholder to such effect on the Closing Date.

                  (e) No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect that has not been disclosed in the Seller Financial Statements or on the Disclosure Schedule shall exist or have occurred or come to exist or been threatened that, individually or in the aggregate, has had or resulted in or could reasonably be expected to become or result in a Material Adverse Effect on Seller, and Bridgeline will have received from the Seller a certificate signed by the Seller to such effect on the Closing Date.

                  (f) Stockholder Approval. The holders of not less than 100% of the outstanding capital stock of Seller shall have executed a written consent to approve and adopt this Agreement and the Merger, in accordance with the GBCC

                  (g) Employment Agreement. Erez M. Katz shall have entered into an employment agreement substantially in the form attached hereto as EXHIBIT 9.2G (the "EMPLOYMENT AGREEMENT"), effective as of the Closing Date, relating to his employment by the Surviving Corporation or any successor entity after the Merger, which Employment Agreement shall be in full force and effect in accordance with its terms.

                  (h) Legal Action. There will not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Bridgeline or Seller as a result of such transactions; or (ii) seeking to prohibit or impose any limitations on Bridgeline's ownership or operation of all or any portion of Seller's business or assets, or to compel Bridgeline to dispose of or hold separate all or any portion of its or Seller's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on Bridgeline's ability to receive the anticipated benefits of the Merger and the employment of the individual referenced in Section 9.2(g).

                  (i) Termination of Rights and Certain Securities. Any registration rights, rights of first refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of Seller will have been terminated or waived or satisfied as of the Closing.

                  (j) Seller Options. The Seller shall have taken all actions necessary to provide for the substitution of Seller Options for options to acquire Bridgeline Common Stock in accordance with Section 1.6.

                  (k) Audit. UHY, LLC shall have completed an audit of Seller for the fiscal years ending September 30, 2004 and September 30, 2005.

                  (l) Calculation of Net Working Capital. Seller shall deliver to Bridgeline the calculation of the Seller Net Working Capital as of the Closing Date.

                  (m) Termination of Seller 401(k) Plan. The Seller 401(k) Plan shall have been terminated in accordance with Section 5.18.

                  (n) Merger Filing. Seller shall have executed and delivered to Bridgeline a counterpart signature page of the Merger Documents to be filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia.

                  (o) Escrow Agreement. Seller and the Escrow Agent shall have executed and delivered the Closing Escrow Agreement to Bridgeline.

                  (p) Corporate Proceedings Satisfactory. All corporate and other proceedings to be taken by Seller in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Bridgeline and its counsel, and Bridgeline and its counsel will have received all such counterpart originals or certified or other copies of such documents and other closing documents as they reasonably may request.

                  (q) Supporting Documents. Seller shall have delivered to Bridgeline a certificate (i) of the Secretary of State of the State of Georgia dated on or around the Closing Date, certifying as to the corporate legal existence and good standing of Seller, (ii) of the Secretary of State of the District of Columbia and the Secretary of the Commonwealth of Virginia, certifying as to the good standing of Seller, and (iii) of the Secretary of Seller, dated as of the Closing Date, certifying on behalf of Seller (1) that attached thereto is a true and complete copy of the Articles of Incorporation of Seller, certified by the Secretary of State of the State of Georgia, (2) that attached thereto is a true and complete copy of the By-Laws of Seller as in effect on the date of such certification, (3) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of Seller authorizing the execution, delivery and performance of the Agreement and the consummation of the Merger, and (4) to the incumbency and specimen signature of each officer of Seller executing on behalf of Seller this Agreement and the other agreements related hereto.

         9.3. CONDITIONS OF OBLIGATION OF SELLER AND THE SHAREHOLDER. The obligation of Seller and the Shareholder to effect the Merger is subject to the satisfaction of the following conditions unless waived by Seller and the
Shareholder:

                  (a) Representations and Warranties of Bridgeline. The representations and warranties of Bridgeline set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of Bridgeline set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Seller and (iii) for representations and warranties specifically limited to an earlier date(s) (in which case such representations and warranties shall be true and correct as of such date). Seller and the Shareholder will have received a certificate signed by the chief executive officer and the chief financial officer of Bridgeline to such effect on the Closing Date.

                  (b) Performance of Obligations of Bridgeline. Bridgeline will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Seller and the Shareholder will have received a certificate signed by the chief executive officer and the chief financial officer of Bridgeline to such effect on the Closing Date.

                  (c) No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect that has not been disclosed in the Bridgeline Financial Statements or on the Bridgeline Disclosure Schedule shall exist or have occurred or come to exist or been threatened that, individually or in the aggregate, has had or resulted in or could reasonably be expected to become or result in a Material Adverse Effect on Bridgeline, and Seller will have received from the Seller a certificate signed by the Seller to such effect on the Closing Date.

                  (d) Merger Filing. Bridgeline shall have executed and delivered to Seller a counterpart signature page of the Merger Documents to be filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia.

                  (e) Delivery of Initial Merger Consideration. On the Effective Date, Bridgeline shall deliver to the Shareholder a stock certificate representing the Bridgeline Stock and the Cash Consideration by wire transfer of immediately available funds.

                  (f) Bridgeline Stock Options. On the Effective Date, Bridgeline shall deliver to the Seller Optionholders, stock option agreements for Bridgeline options in accordance with Section 1.6 in substantially the form of Exhibit 9.3(f) hereto.

                  (g) Bridgeline Capitalization. As of the Effective Date, the total number of shares of Bridgeline Common Stock outstanding shall not exceed 10,000,000 and Bridgeline's authorized capital stock shall consist solely of Bridgeline Common Stock.

                  (h) Escrow Agreement. Bridgeline and the Escrow Agent shall have executed and delivered the Escrow Agreement to the Seller.

                  (i) Employment Agreement. Bridgeline shall have entered into the Employment Agreement effective as of the Closing Date

                  (j) Bridgeline Supporting Documents. Bridgeline shall have delivered to Seller a certificate (i) of the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of Massachusetts each dated on or around the Closing Date, certifying as to the corporate legal existence and good standing of Bridgeline, and (ii) of the Secretary of Bridgeline, dated as of the Closing Date, certifying on behalf of Bridgeline: (1) that attached thereto is a true and complete copy of the Certificate of Incorporation of Bridgeline, certified by the Secretary of State of the State of Delaware; (2) that attached thereto is a true and complete copy of the By-Laws of Bridgeline as in effect on the date of such certification; (3) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of Bridgeline authorizing the execution, delivery and performance of the Agreement and the consummation of the Merger; and (4) to the incumbency and specimen signature of each officer of Bridgeline executing on behalf of Bridgeline this Agreement and the other agreements related hereto.

                                   ARTICLE X

                            TERMINATION AND AMENDMENT
                            -------------------------

         10.1. TERMINATION. This Agreement may be terminated at any time prior to the

Effective Time by written notice by the terminating party to the other parties hereto.

         10.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Bridgeline, Seller or the Shareholder or their respective officers, directors, or stockholders; provided that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provision of Sections 8.5, 10.3 and Article XIV of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         10.3.    FEES AND EXPENSES.

                  (a) Except as set forth in this Section 10.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that if the Merger is consummated, Bridgeline shall pay up to an aggregate of $150,000 for the reasonable legal expenses of counsel to the Seller incurred in connection with the Merger and the accounting fees for the audit of Seller's fiscal years ending September 30, 2004, September 30, 2005 and September 30, 2006, it being acknowledged and agreed to by the parties that the Shareholder shall be personally responsible for any such expenses of Seller exceeding this limit.

                  (b) The Seller shall pay Bridgeline a termination fee of (i) $250,000 in the event of termination of this Agreement prior to the filing by Bridgeline of a registration statement for the initial public offering of Bridgeline Common Stock (the "REGISTRATION STATEMENT") with the SEC, (ii) $750,000 in the event of termination by the Seller after the filing of the Registration Statement but prior to the effectiveness of the Registration Statement, or (iii) $1,200,000 in the event of termination by the Seller after the effectiveness of the Registration Statement; provided that no such termination fee shall be paid by Seller to Bridgeline in the event of the termination of this Agreement:

                      (i) by Bridgeline;

                      (ii) by mutual agreement of the parties hereto;

                      (iii) by Seller, if in its sole discretion, it is not satisfied with its due diligence investigation of Bridgeline after conducting a reasonable investigation;

                      (iv) by Seller, if after the date of this Agreement, there has been a material adverse change in the business or financial condition of Bridgeline;

                      (v) by Seller, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Bridgeline set forth in this Agreement, which breach or failure to perform shall not have been cured within 10 days following receipt by Bridgeline of written notice of such breach or failure to perform from Seller;

                      (vi) by Seller, upon the death or permanent disability of the Shareholder;

                      (vii) by Seller, upon the failure of Mr. Thomas Massie to serve as the Chief Executive Officer of Bridgeline;

                      (viii) by Seller, upon withdrawal by Bridgeline of the Registration Statement; and

                      (ix) by Seller, at any time following May 15, 2007.


          Any fee due under this Section 10.3(b) shall be paid by wire transfer of immediately available funds within one business day after the date of termination of this Agreement.

                  (c) Bridgeline shall pay Seller a termination fee of $150,000 (plus reasonable expenses of the Seller actually incurred relating to the transactions contemplated by this Agreement prior to termination) in the event of termination of this Agreement; provided that no such termination fee shall be paid by Bridgeline to Seller in the event of the termination of this Agreement:

                      (i) by Seller or the Shareholder;

                      (ii) by mutual agreement of the parties hereto;

                      (iii) by Bridgeline, if in its sole discretion, it is not satisfied with its due diligence investigation of Seller after conducting a reasonable investigation;

                      (iv) by Bridgeline, if after the date of this Agreement, there has been a material adverse change in the business or financial condition of Seller;

                      (v) by Bridgeline, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Seller or the Shareholder set forth in this Agreement, which breach or failure to perform shall not have been cured within 10 days following receipt by Seller or the Shareholder of written notice of such breach or failure to perform from Bridgeline;

                      (vi) by Bridgeline, upon the death or permanent disability of the Shareholder; and

                      (vii) by Bridgeline, at any time following May 15, 2007.


         Any fee due under this Section 10.3(c) shall be paid by wire transfer of immediately available funds within one business day after the date of termination of this Agreement.

                  (d) The parties acknowledge that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements the parties would not enter into this Agreement. If one party fails to promptly pay to the other the expense reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid expense and fee at the publicly announced prime rate of Bank of America, plus 5% per annum compounded quarterly, from the date such expense reimbursement or fee was required to be paid. Payment of the fees and expenses described in this Section 10.3(d) shall not be in lieu of damages incurred in the event of breach of this Agreement.

         10.4. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Seller, provided however, that, after such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         10.5. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. Failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE XI

                      GENERAL RELEASE AND INDEMNIFICATIONS
                      ------------------------------------

         11.1. SHAREHOLDER RELEASE. The Shareholder, effective at the Closing, hereby releases and discharges Seller from and against any and all claims, demands and liabilities which the Shareholder may have against Seller immediately prior to the Closing, and the Shareholder specifically agrees to indemnify, defend and hold Seller and Bridgeline harmless against any and all obligations, debts, bills, liabilities, causes of action and claims of every nature of the Shareholder against Seller which accrue or have arisen prior to the Closing.

         11.2. SHAREHOLDER INDEMNIFICATION. Subject to the limitations set forth in Section 11.5 below, the Shareholder agrees to indemnify and hold harmless Bridgeline and its officers, directors, agents and employees to the fullest extent lawful, from and against any and all actions, suits, claims, counterclaims, proceedings, costs, losses, liabilities, obligations, demands, damages, judgments, amounts paid in settlement and reasonable expenses, including, without limitation, reasonable attorneys' fees and disbursements (hereinafter collectively referred to as a "CLAIM," "LOSS" or "LOSSES") suffered or incurred by Bridgeline to the extent relating to or arising out of any breach of the representations, warranties, covenants or other agreements made by Seller or the Shareholder herein or the Transaction Documents or failure of any certificate, document or instrument delivered by or on behalf of Seller or the Shareholder pursuant hereto or in connection herewith to be true and correct as of the Closing. Notwithstanding the foregoing, to the extent that Bridgeline receives and collects any insurance proceeds relating to a Claim or Loss covered by insurance purchased by Seller prior to the Closing, then Bridgeline's claim for indemnification hereunder shall be reduced, dollar-for-dollar, by the amount of such proceeds received by Bridgeline for any insurable Claim or Loss.

         11.3. BRIDGELINE'S INDEMNIFICATION. Subject to the limitations set forth in Section 11.5 below, Bridgeline agrees to indemnify and hold harmless the Shareholder to the fullest extent lawful, from and against any and all Claims or Losses suffered or incurred by the Shareholder to the extent relating to or arising out of any breach of the representations, warranties, covenants or other agreements made by Bridgeline herein or failure of any certificate, document or instrument delivered by or on behalf of Bridgeline pursuant hereto or in connection herewith to be true and correct as of the Closing.

         11.4. THIRD PARTY CLAIMS. In the event that a party (the "INDEMNITEE") desires to make a claim against another party (the "INDEMNITOR") pursuant to Section 11.2 or Section 11.3 in connection with any action, suit, proceeding or demand at any time instituted against or made upon the Indemnitee by any third party for which the Indemnitee may seek indemnification hereunder (a "THIRD PARTY CLAIM"), the Indemnitee shall promptly notify, in writing, the Indemnitor of such Third Party Claim and of the Indemnitee's claim of indemnification with respect thereto. The Indemnitor shall have thirty (30) days after receipt of such notice to notify the Indemnitee if he/she or it has elected to assume the defense of such Third Party Claim. If the Indemnitor elects to assume the defense of such Third Party Claim, the Indemnitor shall be entitled at his/her or its own expense to conduct and control the defense and settlement of such Third Party Claim through counsel of his or its own choosing; PROVIDED, HOWEVER, that the Indemnitee may participate in the defense of such Third Party Claim with his/her or its own counsel at his/her or its own expense and the Indemnitor may not settle any Third Party Claim without the Indemnitee's consent, which shall not be unreasonably withheld. If the Indemnitor fails to notify the Indemnitee within thirty (30) days after receipt of the Indemnitee's written notice of a Third Party Claim, the Indemnitee shall be entitled to assume the defense of such Third Party Claim at the expense of the Indemnitor; PROVIDED, HOWEVER, that the Indemnitee may not settle any Third Party Claim without the Indemnitor's consent, which shall not be unreasonably withheld.

         11.5.    LIMITATIONS OF LIABILITY.

                  (a) Solely for purposes of determining the amount of any Claim or Loss with regard to any representation, warranty, covenant, agreement, certificate, document or instrument that has been breached by a party, such amount shall be determined without regard to any "materiality" or "knowledge" qualifier, including without limitation any reference to a "Material Adverse Effect" on such party or to the "knowledge" or "best knowledge" of such party, or words of similar effect, which may be contained in any such representation, warranty, covenant, agreement, certificate, document or instrument.

                  (b) The Shareholder and Bridgeline shall have no liability with respect to the matters described in Sections 11.2 and 11.3, respectively, for any individual Claim or Loss less than $5,000 (the "MINIMUM CLAIM AMOUNT") and until the total of all Claims or Losses, including those less than the Minimum Claim Amount, exceeds $50,000 (the "BASKET"), at which point the Shareholder or Bridgeline, as the case may be, shall be obligated to indemnify the other party from and against all such Claims or Losses which shall exceed the Basket. Notwithstanding anything contained in this Agreement to the contrary, except for (x) the representations set forth in Sections 3.1 (Ownership of Shares), 2.11 (Taxes) and 4.12 (Taxes), which shall be uncapped, and (y) and the representations set forth in Section 2.14 (Intellectual Property) and Section 4.15 (Intellectual Property), for which each party's indemnity obligation under this Agreement shall not exceed the sum of $5,000,000, each party's indemnity obligation under this Agreement shall not exceed the sum of $1,000,000. Additionally, notwithstanding anything contained in this Agreement to the contrary, the Shareholder shall be obligated to indemnify Bridgeline for all amounts, if any, by which the Seller's accounts receivable existing as of the close of business on the date immediately preceding the date of the Closing exceed $50,000 and remain uncollected six months after the Closing. For purposes of the preceding sentence, an account receivable shall not be deemed uncollected six months after the Closing if payment of the account receivable is subject to a repayment schedule which has been approved by Bridgeline and such repayment obligation is not in default. Further, the Shareholder shall not be obligated to indemnify Bridgeline for any and all amounts due and owing pursuant to that certain Non-Negotiable Promissory
Note in the principal amount of $407,000, dated August 11, 2006, issued by Neurotic Media, LLC (the "Neurotic Note") in favor of the Seller, unless and until the Neurotic Note is in default pursuant to its terms.

                  (c) In any situation in which an indemnification payment is due from the Shareholder hereunder, Bridgeline shall seek to satisfy such obligation, in whole or in part, in the following manner: (i) first, by acceptance of a cash payment by the Shareholder equal to the value of the Claim or Loss, (ii) second, if payment by the Shareholder in accordance with Section 11.5(a)(i) is not received by Bridgeline within thirty (30) days of the earlier of (x) a final judicial determination of the indemnification payment due by the Shareholder hereunder or (y) the agreement of Bridgeline and the Shareholder of the indemnification payment due hereunder, by withholding or setting off the amount of the Earn-Out payments that may then be due or may subsequently become payable to the Shareholder, and (ii) third, if not (i) or (ii), by withholding or setting against the Bridgeline Common Stock such number of shares of Bridgeline Common Stock as is equal to the value of the Claim or Loss (the value for computing the number of shares to be set-off shall be equal to the average closing price of the Bridgeline Common Stock during the thirty day period preceding the Claim (the "CLAIM PRICE")). In any situation in which an indemnification payment is due from Bridgeline hereunder, the Shareholder shall seek to satisfy such obligation, in whole or in part, in either of the following manners or any combination thereof, solely in Bridgeline's discretion: (i) by issuance of such additional number of shares of Bridgeline Common Stock as is equal to the value of the Claim or Loss as of the time the Claim or Loss is incurred by the Shareholder (the value for computing the number of shares of Bridgeline Common Stock to be issued shall be equal to the Claim Price), or (ii) by acceptance of a cash payment by Bridgeline equal to the fair value of the Claim or Loss as of the time the Claim or Loss is incurred by the Shareholder.

                  (d) No action or claim for Losses pursuant to this Article XI shall be brought or asserted after the relevant date of survival referred to in
Article XII hereof (the "REPRESENTATION EXPIRATION DATE"). The amount of any Claims or Losses suffered by an Indemnitee shall be reduced by any tax benefit that has been realized or that is certain to be realized, and any insurance benefits or claims against third parties which are actually received by such party in respect of or as a result of such Claims or Losses, or the facts or circumstances relating thereto. If any Losses for which indemnification is made hereunder are subsequently reduced by any tax benefit or insurance payment, the value of such tax benefit or other benefit or the amount of such payment or other recovery shall be remitted to the Indemnitor.

                  (e) Bridgeline and the Shareholder acknowledge and agree that, except as to Claims or Losses attributable to fraud, their sole remedy against the other for any matter arising out of a breach of any representation, warranty, covenant or other agreement contained in this Agreement is set forth in this Article XI, and that except to the extent a party has asserted a claim for indemnification prior to the Representation Expiration Date, neither party shall have any remedy against the other party for any breach of a representation, warranty, covenant or other agreement made by such other party in this Agreement. The parties acknowledge that this Section 11.5 has been negotiated fully by the parties and that neither party would have entered into this Agreement but for the inclusion of this Section 11.5.

         11.6. EXPENSES; REIMBURSEMENT. Subject to the limitations set forth in Section 11.5 above, an Indemnitor hereunder promptly shall reimburse the Indemnitee for all Losses constituting reasonable expenses (including reasonable attorneys' fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any third-party action, suit, claim or proceeding (including any inquiry or investigation) for which indemnity is available under either Section 11.2 or Section 11.3, as applicable.

         11.7. NOTICE. Each party shall provide written notice to the other of any claim with respect to which it seeks indemnification promptly after the discovery of any matters giving rise to a claim for indemnification; PROVIDED, HOWEVER, that the failure of such party to give notice as provided herein shall not relieve the Indemnitor of its obligations under this Article XI, except if and to the extent that the Indemnitor has been materially prejudiced thereby.

         11.8. SURVIVAL. Subject to the provisions and limitations set forth in Section 11.5(d) and in Article XII below, the obligations of Bridgeline and the Shareholder under this Article XI shall survive and continue in effect following the Closing until all Claims or Losses are resolved.

                                  ARTICLE XII

                  SURVIVAL; WAIVER OF INDEMNITY OR CONTRIBUTION
                  ---------------------------------------------

         12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided herein, all representations, warranties, covenants and other agreements of the parties contained herein shall survive the execution and delivery of this Agreement and continue in effect following the Closing for a period commencing on the Closing Date and ending on the date that is 18 months after the Closing Date. Notwithstanding the preceding sentence, the representations set forth in
Section 2.1 (Ownership of Shares) with respect to the Shareholder's ownership of the Shares shall survive and continue in effect indefinitely after the Closing, the representations set forth in Sections 2.11 (Taxes) and 4.12 (Taxes) shall survive until the expiration of the applicable statute of limitations relating to any applicable Tax Return referred to therein.

         12.2 NO INDEMNITY OR CONTRIBUTION; WAIVER. The Shareholder shall not be entitled to make any claim for indemnity or contribution or any other similar claim against Seller or Bridgeline with respect to any Claim or Losses for which the Shareholder is liable under Article XI. To the extent that the Shareholder may now or in the future have the right to assert any such claim against Seller or Bridgeline, the Shareholder hereby waives any such right and hereby releases and forever discharges Seller and Bridgeline from any such claim.

                                  ARTICLE XIII

                                   TAX MATTERS
                                   -----------

         Bridgeline, Seller and the Shareholder shall use reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Seller and the Shareholder (a) without Bridgeline's prior approval, shall not file any Tax Return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code and shall not settle any tax dispute with respect to any pre-closing period to the extent that the issue relates to the income, gain or losses of the Company, and (b) shall comply with the record keeping and information-reporting requirements set forth in Treas. Reg. 1.368-3.

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

                                  ARTICLE XIV

                                  MISCELLANEOUS
                                  -------------

         14.1. PARTIES IN INTEREST. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective heirs, successors and assigns of the parties hereto (including permitted transferees of any of the Shares or Bridgeline Stock). Except as may be required to be disclosed by order of a court or otherwise required by law, the parties agree to maintain in confidence the terms of this Agreement, except that the parties hereto may disclose such terms to its accountants, lawyers, bankers and advisors in the ordinary course. Except as otherwise specifically provided herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective heirs, successors and assigns. Notwithstanding anything to the contrary set forth herein, the Shareholder is not an intended third party beneficiary of any of the Seller's representations and warranties contained in this Agreement.

        14.2. NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by fax or other electronic medium, or sent by Federal Express or other overnight courier service providing proof of delivery, to Bridgeline or the Shareholder, at the addresses set forth below or to such other address for any such party as may be furnished in writing to the other parties hereto:


Bridgeline:                   Thomas L. Massie, President
                              Bridgeline Software, Inc.
                              10 Sixth Road
                              Woburn, MA 01801
                              Fax No.: 781-376-5033



With copy to:                 Joseph C. Marrow, Esq.
                              Morse, Barnes-Brown & Pendleton, P.C.
                              1601 Trapelo Road
                              Waltham, MA 02451
                              Fax No.: 781-622-5933



Seller/Shareholder:           Erez M. Katz
                              5555 Triangle Parkway, Suite 250
                              Norcross, Georgia 30092



With copy to:                 Sherman A. Cohen, Esq.
                              Arnall Golden Gregory LLP

                              171 17th Street, NW
                              Suite 2100
                              Atlanta, Georgia 30363-1031
                              Fax No: 404-873-8361

         14.3. SEVERABILITY. All agreements and covenants contained in this Agreement are severable, and in the event that any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, then this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         14.4. COUNTERPARTS. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via fax, with the intention that they shall have the same effect as an original counterpart hereof.

         14.5. EFFECT OF HEADINGS/GENDER REFERENCES. The article and section headings herein are for convenience only and shall not affect the construction or interpretation hereof. The use of any gender in the Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

         14.6. GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or any of the transactions contemplated hereby, shall be brought against any of the parties in the courts of the Commonwealth of Massachusetts, and each of the parties irrevocably submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, waives any objection to venue laid therein, agrees that all claims in respect of any action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         14.7. POST-CLOSING TAX MATTERS. Bridgeline agrees that it will cooperate with the preparation of all tax returns of Seller for the period up to the Closing Date. The Shareholder agrees that such tax returns shall be prepared in a manner consistent with Seller's historical practices.

         14.8. NON-TRANSFERABILITY OF EARN-OUT PAYMENTS. Any rights of the Shareholder to receive Earn-Out payments pursuant to this Agreement shall be non-transferable without the prior written consent of Bridgeline. Notwithstanding the foregoing, the Shareholder may transfer all or any of such rights (a) as a gift to any member of his family or to any trust for the benefit of any such family member or the Shareholder, PROVIDED THAT any such transferee shall agree in writing with Bridgeline, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement relating to the Earn-Out payments, or
(b) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Earn-Out payments or (c) to any member of his family in the event of his Disability (as defined below), or (d) by court order, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Earn-Out payments. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister. "Disability" shall mean the inability of the Shareholder to perform the essential functions of his position, with or without reasonable accommodation, for a total of ninety (90) days or more in any continuous two hundred (200) day period because of a substantial physical or mental impairment.

         14.9. BOARD OBSERVER RIGHTS; APPOINTMENT TO MANAGEMENT COMMITTEE. So long as the Shareholder owns at least five percent (5%) of the voting capital stock of Bridgeline as calculated on a fully-diluted basis, and in any event for at least one year from the Closing Date, the Shareholder shall be entitled to appoint a representative to receive notice of, attend and participate in all meetings of the Board of Directors of Bridgeline, and any and all committees or subcommittees thereof, subject to customary limitations (such as sensitive confidential information, conflicts of interest or interested party transactions). The Shareholder shall be the initial observer and shall have the right to remove the representative and appoint a successor (which successor shall be subject to the approval of Bridgeline, such approval not to be unreasonably withheld). The foregoing right shall be personal to the Shareholder and not to any transferees of a Shareholder's interest in Bridgeline. Additionally, the Shareholder shall be appointed as a member of the Management Executive Committee and Information Technology Committee of Bridgeline for so long as he remains as Executive Vice President & General Manager of the Atlanta Business Unit.


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                                      -63-

                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the date written above.

                                       BRIDGELINE SOFTWARE, INC.


                                       By:  /s/ Thomas L. Massie
                                            ------------------------------------
                                            Name: THOMAS L. MASSIE
                                            Title: President and Chief Executive
                                                   Officer



                                       OBJECTWARE, INC.



                                       By:  /s/ Erez M. Katz
                                            ------------------------------------
                                            Name:  EREZ M. KATZ
                                            Title: President and Chief Executive
                                                   Officer


                                       SHAREHOLDER:



                                       /s/ Erez M. Katz
                                       -----------------------------------------
                                       EREZ M. KATZ





                                      -64-